--------------------------------------------------------------------------------

                                                                   Exhibit 10.3





                                AMENDED AND RESTATED
                                  CREDIT AGREEMENT



                                        AMONG


                           WILLIS LEASE FINANCE CORPORATION


                                         AND



                      CERTAIN BANKING INSTITUTIONS NAMED HEREIN


                                         WITH


                              FIRST UNION NATIONAL BANK
                    (successor by merger to CoreStates Bank, N.A.)

                                       AS AGENT




                                        dated

                                     JUNE 2, 1998



--------------------------------------------------------------------------------

                                AMENDED AND RESTATED

                                  CREDIT AGREEMENT

     This Amended and Restated Credit Agreement, dated June 2, 1998 (the "AGREEMENT"), is entered into by and between WILLIS LEASE FINANCE CORPORATION, a California corporation ("WILLIS"), the banking institutions signatories hereto and named in Exhibit A attached hereto and such other institutions that hereafter become a "Bank" pursuant to Section 10.4 hereof (collectively the "BANKS" and individually a "BANK") and FIRST UNION NATIONAL BANK, a national banking association, as agent for the Banks under this Agreement ("FIRST UNION", which shall mean in its capacity as agent unless specifically stated otherwise). This Agreement amends and restates in its entirety the Credit Agreement, dated June 12, 1997, between Willis and CoreStates Bank, N.A. (now First Union National Bank by reason of the merger of CoreStates Bank, N.A. with and into First Union National Bank on May 15, 1998), as said Credit Agreement was amended through the date hereof.

PRELIMINARY STATEMENT

     WHEREAS, Willis desires to have available to it a revolving credit facility which will be used for the purchase or refinance of Equipment (as defined herein) most of which will be held for sale or for lease to unaffiliated persons, said Equipment and related leases to constitute part of the Collateral (as defined herein) and for general working capital purposes.

     WHEREAS, the Banks are willing to establish such revolving credit facility and make loans to Willis under the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Certain Definitions.

     1.1. DEFINITIONS.

     "ADJUSTED LIBO RATE" shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) determined pursuant to the following formula:

          Adjusted LIBO Rate   =               LIBO RATE
                                   --------------------------------
                                        1 -Reserve Percentage


     "AFFILIATE" shall mean any Person: (1) which directly or indirectly controls, or is controlled by, or is under common control with Willis; (2) which directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of Willis; or
     (3) ten percent (10%) or more of whose voting stock of which is directly or indirectly beneficially owned or held by Willis. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "AGGREGATE REVOLVING LOAN COMMITMENT" shall have the meaning set forth in Section 2.1(a).

     "AGREEMENT" shall mean this Credit Agreement, as amended, supplemented, modified, replaced, substituted for or restated from time to time and all exhibits and schedules attached hereto.

     "BASE RATE" shall mean (i) the rate of interest for commercial loans established and publicly announced by First Union from time to time as its prime rate, or, if higher, (ii) the Federal Funds Rate plus 1/2 of 1% per annum. Any change in such interest rate due to a change in the Base Rate shall be effective on the date of such change.

     "BASE RATE LOAN" shall mean a Loan, or any portion thereof, made at the Base Rate pursuant to a request for advance made under Section 2.4 herein or as otherwise provided in Section 2.5 or in any other provision hereof or in any other Loan Document.

     "BASE RATE MARGIN" shall mean the percentage listed in the following table:


          LEVERAGE RATIO                                  BASE RATE MARGIN
          ---------------                                 -----------------
          Less than 2.00                                      - 0.25%
          Equal to or greater than 2.00 but less than 3.00    - 0.25%
          Equal to or greater than 3.00 but less than 4.00      0.00%
          Equal to or greater than 4.00 but less than 5.00      0.25%
          Equal to or greater than 5.00                         0.50%


     "BORROWING BASE" shall mean 85% of Willis's acquisition cost of Equipment included in the Collateral, PROVIDED, HOWEVER, that on June 30 and December 31 of each year a review of the Collateral shall be made to determine whether the net book value of each piece of Equipment has declined by more than 3% from the acquisition cost. In each such case where the net book value has decreased by more than 3% from the acquisition cost, the Borrowing Base shall mean 85% of the net book value of such Equipment. No item of Category A Equipment shall be included in the Borrowing Base unless either (1) it shall be the subject of an Eligible Lease which is also included in the Collateral or (2) it was purchased by Willis for the purpose of sale or lease to an unaffiliated Person and the purchase date is not later than nine months previous. No item of Category B(1) Equipment shall be included in the Borrowing Base if it was purchased by Willis more than nine months prior to the date of determination of the Borrowing Base. No item of Category B(2) Equipment shall be included in the Borrowing Base unless it shall be the subject of an Eligible Lease which is also included in the Collateral.

     "BORROWING BASE CERTIFICATE" shall mean a certificate in substantially the form attached hereto as Exhibit C hereto which shall be signed by the chief financial officer or chief executive officer of Willis.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Philadelphia or San Francisco are authorized or required to close under the laws of the Commonwealth of Pennsylvania and, if the applicable day relates to a LIBO Rate
     Loan, or notice with respect to a LIBO Rate Loan, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London ("London Business Day").

     "CAPITALIZED LEASE" shall mean all lease obligations of any Person for any property (whether real, personal or mixed) which have been or should be capitalized on the books of the lessee in accordance with Generally Accepted Accounting Principles.

     "CAPITALIZED LEASE OBLIGATIONS" with respect to any Person, shall mean the aggregate amount which, in accordance with GAAP, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under a Capital Lease.

     "CATEGORY A EQUIPMENT" shall mean equipment purchased by Willis from unaffiliated Persons and which is either (1) the subject of an Eligible Lease or (2) held for sale or lease to unaffiliated Persons. Category A Equipment shall be composed of Stage III compliant jet engines which are less than 15 years from the date of manufacture and are suitable for use in major aircraft manufactured by The Boeing Co., McDonnell Douglas Corp. or Airbus Industrie. Category A Equipment also shall include two de Havilland Dash 8-103 turbo prop aircraft, four Pratt & Whitney Model PW121 engines and four Hamilton Standard Model 14 SF-7 propellers, each as more fully described in Exhibit G attached hereto which have been or will be purchased from de Havilland Corporation and leased to Aloha Islandair, Inc.

     "CATEGORY B EQUIPMENT" shall mean equipment purchased by Willis from unaffiliated Persons which is either (1) Stage II or III engines or aircraft acquired for the purpose of salvaging and/or retrofitting, or
     (2) traceable spare parts the purchase price of which was in excess of $3,000 in each case, are the subject of Eligible Leases and have discrete serial and part numbers or other identifying numbers acceptable to the Required Banks.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations with respect thereto in effect from time to time.

     "COLLATERAL" shall have the meaning set forth in Section 9.1.

     "COMPLIANCE CERTIFICATE" shall mean a certificate in substantially the form attached hereto as Exhibit E which shall be signed by the chief financial officer, treasurer or controller of Willis.

     "DEBT" shall mean, as of any date of determination with respect to Willis, without duplication and determined on a consolidated basis,
     (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of Willis as of the date on which Debt is to be determined, (ii) all indebtedness of others with respect to which Willis has become liable by way of a guarantee or endorsement (other than for collection or deposit in the ordinary course of business),
     (iii) all contingent liabilities of Willis, (iv) lease obligations that, in conformity with GAAP, have been capitalized on Willis' balance sheet, and (v) the present value of any outstanding Operating Lease payments (discounted at a rate of 10%), LESS (1)
     maintenance reserves and security deposits that are cash backed, and (2) liabilities of Unrestricted Subsidiaries.

     "DEBT SERVICE" shall mean actual payments of principal on Debt and Capitalized Lease Obligations (including any Debt or Capital Lease Obligations paid from the sale of equipment during the period), plus interest expense incurred during the period.

     "DEFAULT RATE" on any Loan shall mean two percent (2.0%) per annum above the rate then applicable to each Loan or portion thereof.

     "DOLLARS" shall mean the lawful currency of the United States of America.

     "EBIT" shall mean the sum of (i) Net Income, plus (ii) amounts deducted for interest and income taxes.

     "ELIGIBLE LEASE" shall mean a lease for Equipment to an unaffiliated Person in which (i) Willis or its trustee is the sole lessor (ii) the lease arose in the ordinary course of business of Willis, (iii) the Equipment has been delivered to the lessee and is currently subject to the lease, (iv) neither the lease nor the Equipment is subject to any currently outstanding assignment, claim, lien, security interest or other limitation on the absolute title of Willis or its trustee thereto, (v) the lease payments are not more than 90 days past due with respect to any payment required thereby (based on the original contractual term and not including any amendment or modification thereof, unless the Required Banks have specifically consented thereto in writing), (vi) the lease is freely assignable (with any notices or consents required in connection therewith having been previously obtained), (vii) the lease is dated and has been in effect for not more than 45 days prior to the date the lease was assigned to First Union, as Agent, and included in the Collateral in the case of leases entered into subsequent to the date hereof; or the lease was assigned to First Union, as Agent, and included in the Collateral within 45 days immediately following the date hereof, in the case of leases existing at the date hereof without regard to the date of the lease; or the lease was assigned to First Union, as Agent, and included in the Collateral within 45 days immediately following the date of acquisition of said lease by Willis, in the case of leases purchased from unaffiliated persons, (viii) the lease has not been included in the Collateral for a period of more than twenty-four months, (ix) the lease and the Equipment being leased constitute Collateral, (x) the remaining lease term at the time of assignment to First Union, as Agent, is for a period of ten years or less in the case of Category A Equipment and Category B(2) Equipment, (xi) the lease is a noncancellable, triple net lease in which the lessee may not assert, as an offset, any defenses or claims against the lessor arising from the condition or the intended use of the subject matter, except in the case of leases with terms of less than 6 months in which Willis may be responsible for maintenance and (xii) the lessee is not a resident of, and the Equipment will not be used in any foreign jurisdiction in which the ability of First Union, as Agent, to perfect a first priority security interest in the Equipment is unsatisfactory or the ability of First Union, as Agent, to foreclose upon the Equipment and receive possession to or sell said Equipment is unsatisfactory.

     "ENVIRONMENTAL CONTROL STATUTES" shall mean each and every applicable federal, state, county or municipal environmental statute, ordinance, rule, regulation, order, directive or requirement, together with all successor statutes, ordinances, rules, regulations, orders, directives or requirements, of any Governmental Authority, including without limitation laws in any way related to Hazardous Substances.

     "EQUIPMENT" shall mean Category A Equipment and Category B Equipment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as Willis within the meaning of
     Section 414(b) of the Code, or any trade or business which is under common control with Willis within the meaning of Section 414(c) of the Code.

     "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1.

     "FEDERAL FUNDS RATE" shall mean the daily rate of interest announced from time to time by the Board of Governors of the Federal Reserve System in publication H. 15 as the "Federal Funds Rate," or if such publication is unavailable, such rate as is available to First Union on such day.

     "FISCAL QUARTER" shall mean a fiscal quarter of Willis, which shall be any quarterly period ending on March 31, June 30, September 30 or December 31 of any year.

     "FISCAL YEAR" shall mean a fiscal year of Willis, which shall end on the last day of December.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" OR "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "GOVERNMENTAL AUTHORITY" shall mean the federal, state, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom or created pursuant to any laws, including without limitation Environmental Control Statutes.

     "HAZARDOUS SUBSTANCES" shall mean without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Resource Conservation and Recovery Act, as amended, 15 U.S.C., Section 2601 ET SEG.; the Comprehensive Environmental Response, Compensation and Liability Act, 33 U.S.C. Section 1251 ET SEG.; the federal underground storage tank law, Subtitle I of the Resource Conservation and Recovery Act, as amended, P.L. 98-616, 42 U.S.C. Section 6901 ET SEG.; together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, as well as words of similar purport or meaning referred to in any other federal, state, county or municipal environmental statute, ordinance, rule or regulation.

     "INDEBTEDNESS FOR BORROWED MONEY" shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising, for money borrowed by Willis, whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Note and any indebtedness for money borrowed from an Affiliate) and (ii) all indebtedness of others for money borrowed (including indebtedness of an Affiliate) with respect to which Willis has become liable by way of a guarantee or indemnity.

     "INTANGIBLE ASSETS" shall mean all assets which would be classified as intangible assets under GAAP consistently applied, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs). For purposes of this definition, prepayments of taxes, license fees and other expenses shall not be deemed Intangible Assets.

     "INTEREST PERIOD" shall mean a period commencing on the date of a LIBO Rate Loan or with respect to a Loan being renewed, the last day of the next preceding Interest Period and ending one, two or three months thereafter, as requested by Willis at the time of its Request for Advance; provided also that (i) an Interest Period which would otherwise expire on a day which is not a London Business Day shall be extended to the next succeeding London Business Day unless such London Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding London Business Day,
     (ii) any Interest Period which begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the next succeeding clause, end on the last London Business Day of a calendar month; and (iii) no Interest Period shall end later than the Revolver Termination Date.

     "INVESTMENT" in any Person shall mean (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such deposit, advance, loan or extension of credit having a term not exceeding 90 days in the case of unaffiliated Persons and 120 days in the case of Affiliates representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guarantee or assumption of, or other contingent obligation with respect to, Indebtedness for Borrowed Money or other liability of such Person; and
     (c) (without duplication of the amounts included in (a) and (b)) any amount that may, pursuant to the terms of such investment, be required to be paid, deposited, advanced, lent or extended to or guaranteed or assumed on behalf of such Person.

     "LEVERAGE RATIO" shall mean the ratio of the Debt of Willis to its Tangible Net Worth calculated based on the most recent financial statements furnished to the Banks in accordance herewith.

     "LIBO RATE" shall mean the arithmetic average of the rates of interest per annum (rounded upwards, if necessary to the next 1/16 of 1%) at which First Union National Bank, individually, is offered deposits of United States Dollars by leading banks in the interbank eurodollar or eurocurrency market on or about eleven o'clock (11:00) a.m. London time two London Business Days prior to the commencement of the requested Interest Period in an amount substantially equal to the outstanding principal amount of the LIBO Rate Loan requested for a maturity of comparable duration to the Interest Period.

     "LIBO RATE LOAN" shall mean a Loan made at Adjusted LIBO Rate plus the LIBO Rate Margin, pursuant to a request for advance made under Section
     2.4 herein.

     "LIBO RATE MARGIN" shall mean the percentage listed in the following table.


          LEVERAGE RATIO                                  LIBO RATE MARGIN
          Less than 2.00                                        1.625%
          Equal to or greater than 2.00 but less than 3.00      1.750%
          Equal to or greater than 3.00 but less than 4.00      2.000%
          Equal to or greater than 4.00 but less than 5.00      2.250%
          Equal to or greater than 5.00                         2.500%

     "LIEN" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an Obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

     "LOAN" or "LOANS" shall mean LIBO Rate or Base Rate Revolving Credit Loan or Loans.

     "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Security Agreement, and all other documents directly related or incidental to said documents, the Loans or the Collateral.

     "MATERIAL ADVERSE CHANGE" shall mean any event or condition which, in the reasonable determination of the Required Banks, could result in a material adverse change in the financial condition, business, properties or profits of Willis or which gives reasonable grounds to conclude that Willis, may not or will not be able to perform or observe (in the normal course) its obligations under the Loan Documents to which it is a party, including but not limited to the Notes.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect (i) on the financial condition, business, properties, or profits of Willis,
     (ii) the ability of Willis to perform its obligations under this Agreement, the Notes and the other Loan Documents, or (iii) the legality, validity or enforceability of this Agreement or the Notes or the rights and remedies of the holders of the Loans.

     "MONTHLY LEASE PORTFOLIO AND RECEIVABLES REPORT" shall mean a report in summary form of the status of accounts receivable in respect of all leases which are part of the Collateral in form and substance reasonably satisfactory to First Union, as Agent.

     "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in ERISA Section 4001(a)(3), which covers employees of Willis or any ERISA Affiliate.

     "NET INCOME" shall mean net income after income taxes as shown on the Statement of Income.

     "NET WORTH" shall mean the sum of capital stock, plus paid-in capital, plus retained earnings, minus treasury stock and minus the net worth of any Unrestricted Subsidiaries.

     "NOTE" or "NOTES" shall have the meaning set forth in Section 2.3.

     "OBLIGATIONS" shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to the Banks or First Union, as Agent, by or from Willis arising out of this Agreement or any other Loan Document, including, without limitation, all obligations to repay principal of and interest on the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to Willis or for which Willis is liable as indemnitor under the Loan Documents, whether or not evidenced by any note or other instrument.

     "OPERATING LEASE" shall mean, with respect to any Person, the aggregate amount which, in accordance with GAAP, is not required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under an Operating Lease.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "PENSION PLAN" shall mean, at any time, any Plan (including a Multiemployer Plan), the funding requirements of which (under ERISA
     Section 302 or Code Section 412) are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of Willis or any ERISA Affiliate.

     "PERMITTED LIENS" shall mean (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by Willis by appropriate proceedings and for which adequate reserves have been established by Willis as reflected in Willis's financial statements; (b) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by Willis by appropriate proceedings and for which adequate reserves have been established by Willis as reflected in Willis's financial statements; (c) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of Willis incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value or marketability of the property subject thereto or interfere with the ordinary conduct of the business of Willis; (d) Liens (other than Liens imposed on any property of Willis pursuant to ERISA or Section
     412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $2,500,000), bids, leases that are not Capitalized Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect; and (e) Liens, if any, existing on the date hereof and listed in Schedule 1 hereto other than Liens of the character referred to in clause (g); (f) Liens in favor of First Union, as Agent, in the Collateral as contemplated by this Agreement and the other Loan Documents; (g) Liens on specific assets purchased which are not included in the Collateral and whether such assets are purchased before or after the date hereof and any revenue stream directly attributable thereto provided that such liens are limited to the equipment so purchased and the revenue stream generated therefrom.

     "PERSON" shall mean any individual, corporation, partnership, joint venture, association, company, business trust or entity, or other entity of whatever nature.

     "PLAN" shall mean an employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, whether formal or informal and whether legally binding or not.

     "POTENTIAL DEFAULT" shall mean an event, condition or circumstance that with the giving of notice or lapse of time or both would become an Event of Default.

     "PRIME RATE" shall mean, for any day, the prime commercial lending rate of First Union National Bank, as announced from time to time at its head office, calculated on the basis of 30 day months and a year of 360 days.

     "PROHIBITED TRANSACTION" shall mean a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code
     Section 4975 or ERISA Section 408.

     "REGULATION" shall mean any statute, law, ordinance, regulation, order or rule of any United States or foreign, federal, state, local or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, securities, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

     "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as it may be amended from time to time.

     "REGULATORY CHANGE" shall mean any change after the date of this Agreement in any Regulation (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests of or under any Regulation (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof applying to a class of banks including any one of the Banks but excluding any foreign office of any Bank.

     "RELEASE" shall mean without limitation, the presence, leaking, leaching, pouring, emptying, discharging, spilling, using, generating, manufacturing, refining, transporting, treating, or storing of Hazardous Substances at, into, onto, from or about the property or the threat thereof, regardless of whether the result of an intentional or unintentional action or omission, and which is in violation of applicable law.

     "REPORTABLE EVENT" shall mean, with respect to a Pension Plan: (a) Any of the events set forth in ERISA Sections 4043(b) (other than a reportable event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations) or 4063(a) or the regulations thereunder, (b) an event requiring any Willis or any ERISA Affiliate to provide security to a Pension Plan under Code Section 401(a)(29) and (c) any failure by any Willis or any ERISA Affiliate to make payments required by Code Section 412(m).

     "REQUEST FOR ADVANCE" shall have the meaning set forth in Section 2.4.

     "REQUIRED BANKS" at any time shall mean Banks whose Revolving Loan Commitments equal or exceed 66 2/3% of the total of such Revolving Loan Commitments if no Loans are outstanding or, if Loans are outstanding, Banks whose outstanding Loans equal or exceed 66 2/3% of the Loans.

     "RESERVE PERCENTAGE" shall mean, for any LIBO Rate Loan for any Interest Period, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Bank against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of credit proration, exemptions, or offsets that might otherwise be available to the Bank from time to time under Regulation
     D. Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by the Bank against (1) any category of liabilities which includes deposits by reference to which the rate for LIBO Rate Loans is to be determined; or (2) any category of extension of credit or other assets which include LIBO Rate Loans. The Adjusted LIBO Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     "REVOLVER TERMINATION DATE" shall have the meaning set forth in
     Section 2.1.

     "REVOLVING CREDIT LOAN" shall have the meaning set forth in Section
     2.1.

     "REVOLVING CREDIT NOTE" shall have the meaning set for in Section 2.2.

     "REVOLVING LOAN COMMITMENT" shall have the meaning set forth in
     Section 2.1.

     "REVOLVING LOAN COMMITMENT FEE" shall have the meaning set forth in
     Section 2.6.

     "REVOLVING LOAN COMMITMENT PERCENTAGE" shall mean with respect to each Bank the percentage set forth opposite its name in Exhibit A hereto.

     "SECURITY AGREEMENT" shall mean the Mortgage and Security Agreement in the form and substance attached hereto as Exhibit D.

     "SOLVENT" shall mean, with respect to any Person, that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liabilities on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

     "STANDBY LETTER OF CREDIT" shall mean only those standby letters of credit issued pursuant to a completed application on the form of letter of credit application required by First Union at the time of the request for each Standby Letter of Credit.

     "SUBSIDIARY" shall mean a corporation or other entity the shares of stock or other equity interests of which having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by Willis.

     "TANGIBLE NET WORTH" shall mean Net Worth, minus Intangible Assets.

     "TERMINATION EVENT" shall mean, with respect to a Pension Plan: (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA Section 4041(c),
     (c) the institution of proceedings to terminate a Pension Plan under ERISA Section 4042 or (d) the appointment of a trustee to administer any Pension Plan under ERISA Section 4042.

     "UNFUNDED PENSION LIABILITIES" shall mean, with respect to any Pension Plan at any time, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, over the fair market value of Pension Plan assets.

     "UNRECOGNIZED RETIREE WELFARE LIABILITY" shall mean, with respect to any Plan that provides post-retirement benefits other than pension benefits, the amount of the accumulated post-retirement benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, as of the most recent valuation date. Prior to the date such statement is applicable to any Willis, such amount of the obligation shall be based on an estimate made in good faith.

     "UNRESTRICTED SUBSIDIARY" shall mean WLFC Funding Corporation, T-5, Inc., T-7, Inc., T-10, Inc., T-12, Inc. and any additional subsidiary named by Willis after the date hereof with the written consent of the Required Banks.

     1.2. ACCOUNTING TERMS.. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles consistent with those applied in the preparation of the financial statements referred to in Section 3.5, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

2.0  THE CREDIT

     2.1. THE LOANS..

          (a) REVOLVING CREDIT LOANS; COMMITMENT. Subject to the terms and conditions herein set forth and in reliance upon the representations, warranties and covenants contained herein, each Bank agrees, severally and not jointly, to make revolving credit loans (collectively, the "REVOLVING CREDIT LOANS" or the "LOANS", and individually a "REVOLVING CREDIT LOAN" or a "LOAN") to Willis during the period beginning on the date hereof and ending on July 31, 1998 or on the earlier date of termination in full, pursuant to Section 2.7 or Section 8.1 hereof, of the obligations of such Bank under this Section 2.1 (July 31, 1998 or such earlier date of termination being herein called the "REVOLVER TERMINATION DATE") in amounts not to exceed at any time outstanding, in the aggregate, the commitment amount set forth opposite the name of such Bank on Exhibit A hereto (each such amount, as the same may be reduced pursuant to Section 2.7 hereof being hereinafter called such Bank's "REVOLVING LOAN COMMITMENT"). The Banks' collective commitment to make Loans shall be the "AGGREGATE REVOLVING LOAN COMMITMENT". All Loans shall be made by the Banks simultaneously and PRO RATA in accordance with their respective Revolving Loan Commitments. All Loans shall be made to Willis at the main office of First Union, Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101.

          (b) INTEREST RATE OPTIONS. Revolving Credit Loans shall bear interest at (i) the Base Rate plus the Base Rate Margin, (ii) Adjusted LIBO Rate plus the LIBO Rate Margin or (iii) some combination of the foregoing, as requested by Willis, subject to the terms and conditions hereof including the requirements concerning minimum Loan requests and the requirements that (i) no request may be made which would require more than one interest rate option or more than one Interest Period to apply to Loans made on any single date, and
(ii), in the case of LIBO Rate Loans, (a) not more than five such Loans may be outstanding at any one time, and (b) no LIBO Rate Loan may have an Interest Period extending beyond the Revolver Termination Date.

          (c) MAXIMUM LOANS OUTSTANDING. Willis shall not be entitled to any new Revolving Credit Loan if, after giving effect to such Loan, the unpaid amount of the then outstanding Loans would exceed the lesser of (i) the Aggregate Revolving Loan Commitment or (ii) the then current Borrowing Base, as stated in the most recent Borrowing Base Certificate furnished to the Banks as provided herein. For purposes of determining the amount of Revolving Credit Loans outstanding, the Standby Letters of Credit issued pursuant to Section 2.2 hereof shall be deemed Revolving Credit Loans and shall be added to the Revolving Credit Loans outstanding to determine the aggregate Revolving Credit Loans outstanding.

          (d) MINIMUM LOAN AMOUNT. Except for Loans which exhaust the full remaining amount of the Aggregate Revolving Loan Commitment and conversions which result in the conversion of all Loans subject to a particular interest rate option, each of which may be in lesser amounts, (i) each LIBO Rate Loan when made (and each conversion of Base Rate Loans into LIBO Rate Loans) shall be in an amount at least equal to $3,000,000 or, if greater, then in such minimum amount plus $100,000 multiples, and (ii) each Base Rate Loan when made (and each conversion of LIBO Rate Loans into Base Rate Loans) shall be in an amount at least equal to $150,000.

          (e) PREPAYMENT AND REBORROWING. Prior to the Revolver Termination Date and within the limits of the Aggregate Revolving Loan Commitment and the Borrowing Base, Willis may borrow, prepay and reborrow Revolving Credit Loans. All Revolving Credit Loans shall mature and be due and payable on the Revolver Termination Date.

          (f) LIMIT FOR CATEGORY B EQUIPMENT. Willis may have Revolving Credit Loans outstanding at any time and from time to time in an aggregate amount up to, but not exceeding $25,000,000 for the acquisition of Category B Equipment. Any item of Category B Equipment which is a Stage III jet engine shall be deducted from Category B Equipment and become part of Category A Equipment upon the physical removal of that engine from its airframe, provided that such Equipment otherwise qualifies as Category A Equipment.

          (g) REVOLVING LOAN COMMITMENT PERCENTAGES. The obligation of each Bank to make a Loan to Willis at any time shall be limited to its percentage (the "Revolving Loan Commitment Percentage") as set forth opposite its name on Exhibit A hereto multiplied by the aggregate principal amount of the Loan requested. The principal amounts of the respective Loans made by the Banks on the occasion of each Borrowing shall be pro rata in accordance with their respective Revolving Loan Commitment Percentages. No Bank shall be required or permitted to make any Loan if, immediately after giving effect to such Loan, and the application of the proceeds of a Loan to the extent applied to the repayment of the Loans, the sum of such Bank's Loans outstanding would exceed such Bank's Revolving Loan Commitment.

          (h) SEVERAL OBLIGATIONS. The failure of any one or more Banks to make Loans in accordance with its or their obligations shall not relieve the other Banks of their several obligations hereunder, but in no event shall the aggregate amount at any one time outstanding which any Bank shall be required to lend hereunder exceed its Revolving Loan Commitment.

          (i) PAYMENT OF ADDITIONAL AMOUNT. If any principal of a LIBO Rate Loan shall be repaid (whether upon prepayment, reduction of the Aggregate Revolving Loan Commitment after acceleration or for any other reason) or converted to a Base Rate Loan prior to the last day of the Interest Period applicable to such LIBO Rate Loan or if Willis fails for any reason to borrow a LIBO Rate Loan after giving irrevocable notice pursuant to Section 2.4, it shall pay to each Bank, in addition to the principal and interest then to be paid, such additional amounts as may be necessary to compensate each Bank for all direct and indirect costs and losses (including losses resulting from redeployment of prepaid or unborrowed funds at rates lower than the cost of such funds to such Bank, and including lost profits incurred or sustained by such
Bank) as a result of such repayment or failure to borrow (the "ADDITIONAL AMOUNT"). The Additional Amount (which each Bank shall take reasonable measures to minimize) shall be specified in a written notice or certificate delivered to Willis by First Union, as Agent, in the form provided by each Bank sustaining such costs or losses. Such notice or certificate shall contain a calculation in reasonable detail of the Additional Amount to be compensated and shall be conclusive as to the facts and the amounts stated therein, absent manifest error.

     2.2. STANDBY LETTERS OF CREDIT. First Union, as Agent, under the terms and subject to the conditions of this Agreement, on behalf of itself and each other Bank in the same proportions as each Bank's Revolving Loan Commitment bears to the Aggregate Revolving Loan Commitment, shall provide Standby Letters of Credit to Willis, from time to time prior to the Revolver Termination Date, as requested by Willis, provided that (A) the aggregate amount of Standby Letters of Credit outstanding at any one time shall not exceed $2,000,000 or such lesser amount, if any, as will, when added to the amount of the Revolving Credit Loans then outstanding, aggregate more than the Aggregate Revolving Loan Commitment (or such lesser amount as Willis is entitled to borrow hereunder at such time by reason of the limitation of the Borrowing Base or otherwise), and (B) no Standby Letter of Credit shall be for a term longer than one year.

     Willis shall request a Standby Letter of Credit by delivering a completed letter of credit application to First Union on such form as may be specified by First Union not less than three Business Days prior to the date specified by Willis as the date the Standby Letter of Credit is to be issued. The standard form of First Union letter of credit application as currently in effect shall be used.

     Standby Letters of Credit shall not bear interest until drawn upon but shall each be subject to an annual charge, payable in advance, as such may exist from time to time, PROVIDED, HOWEVER, that at no time shall the annual charge for any Standby Letter of Credit exceed 2.75%.

     If any obligation of Willis to pay money in connection with any Standby Letter of Credit is not met when requested by First Union, as Agent, as permitted by the applicable letter of credit application and the reimbursement agreement contained therein, the amount due shall be funded automatically by a

Revolving Credit Loan which Loan shall be made without regard to any minimum borrowing requirement, condition precedent herein, or Event of Default hereunder which would otherwise entitle any Bank or the Banks not to provide such Revolving Credit Loan, and each Bank shall make its proportionate share of such Revolving Credit Loan. Any obligation of Willis to pay money in connection with any Standby Letter of Credit or the application therefor shall be deemed secured as if made as a Loan hereunder. In the event Willis shall terminate the Aggregate Revolving Loan Commitment as provided in Section 2.6 and shall pay the outstanding principal amount of the Revolving Credit Loans in full and with interest or the Revolver Termination Date shall occur at a time when one or more Standby Letters of Credit remain outstanding, then Willis shall furnish to First Union, as Agent, within two Business Days such amount of cash, to be held as cash collateral and invested in certificates of deposit of First Union with interest payable to Willis, as will pay the maximum amount which may be drawn by beneficiaries of Standby Letters of Credit outstanding at the date of such termination or the Revolver Termination Date, as applicable.

     2.3. THE NOTES. The Revolving Credit Loans made by each Bank shall be evidenced by a single promissory note of Willis (each such promissory note as it may be amended, extended, modified or renewed a "REVOLVING CREDIT NOTE" or a "NOTE" and together the "REVOLVING CREDIT NOTES" or the "NOTES") in principal face amount equal to such Bank's Revolving Loan Commitment, payable to the order of such Bank and otherwise in the form attached hereto as Exhibit B. The Revolving Credit Notes shall be dated the date of issuance, shall bear interest at the rate per annum and be payable as to principal and interest in accordance with the terms hereof. Each outstanding Revolving Credit Loan shall be and payable as set forth in Section 2.1 hereof unless the maturity of said Loans is accelerated as provided in Section 2.7 or Section 8.1 hereof. Notwithstanding the stated amount of any Revolving Credit Note, the liability of Willis under each Revolving Credit Note shall be limited at all times to the outstanding principal amount of the Revolving Credit Loans by each Bank evidenced thereby, plus all interest accrued thereon and the amount of all costs and expenses then payable hereunder, as established by each such Bank's books and records, which books and records shall be conclusive absent manifest error.

     2.4. FUNDING PROCEDURES.

          (a) REQUEST FOR ADVANCE. Each request for a Revolving Credit Loan or the conversion or renewal of an interest rate with respect to a Loan shall be made not later than 2:00 p.m. EST on a Business Day by delivery to First Union of a written request signed by Willis or, in the alternative, a telephone request followed promptly by written confirmation of the request (a "REQUEST FOR ADVANCE"), specifying the date and amount of the Loan to be made, converted or renewed, selecting the interest rate option applicable thereto, and in the case of LIBO Rate Loans, specifying the Interest Period applicable to such Loans.
The form of request to be used in connection with the making, conversion or renewal of Revolving Credit Loans shall be that form provided to Willis by First Union. Each request shall be received not less than one Business Day prior to the date of the proposed borrowing, conversion or renewal in the case of Base Rate Loans, and three London Business Days prior to the date of the proposed borrowing, conversion or renewal in the case of LIBO Rate Loans. No request shall be effective until actually received in writing by First Union, as the Agent. Willis may not request more than three advances per week. Each request for advance shall be for Loans at a single interest rate option.

          (b) ACTIONS BY AGENT. Upon receipt of a Request for Advance and if the conditions precedent provided herein shall be satisfied at the time of such request, First Union promptly shall notify each Bank of such request and of such Bank's ratable share of such Loan. Upon receipt by First Union of a Request for Advance, the request shall not be revocable by Willis.

          (c) AVAILABILITY OF FUNDS. Not later than 1:00 p.m. EST on the date of each Loan, each Bank shall make available (except as provided in clause (d) below) its ratable share of such Loan, in immediately available funds, to First Union at the address set forth opposite its name on the signature page hereof or at such account in London as First Union shall specify to Willis and the Banks. Unless First Union knows that any applicable condition specified herein has not been satisfied, it will make the funds so received from the Banks immediately available to Willis on the date of each Loan by a credit to the account of Willis at First Union' aforesaid address.

          (d) FUNDING ASSUMPTIONS. Unless First Union shall have been notified by any Bank at least one Business Day prior to the date of the making, conversion or renewal of any LIBO Rate Loan, or by 3:00 P.M. on the date a Base Rate Loan is requested, that such Bank does not intend to make available to First Union, such Bank's portion of the total amount of the Loan to be made, converted or renewed on such date, First Union may assume that such Bank has made such amount available to First Union on the date of the Loan and First Union may, in reliance upon such assumption, make available to Willis a corresponding amount. If and to the extent such Bank shall not have so made such funds available to First Union, such Bank agrees to repay First Union forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Willis until the date such amount is repaid to First Union, at the Federal Funds Rate plus 50 basis points for three Business Days, and thereafter at the Base Rate. If such Bank shall repay to First Union such corresponding amount, such amounts so repaid shall constitute such Bank's Loan for purposes of this Agreement. If such Bank does not repay such corresponding amount forthwith upon First Union's demand therefor, First Union shall promptly notify Willis, and Willis shall immediately pay such corresponding amount to First Union, without any prepayment penalty or premium, but with interest on the amount repaid, for each day from the date such amount is made available to Willis until the date such amount is repaid to First Union, at the rate of interest applicable at the time to such Loan. Nothing herein shall be deemed to relieve any Bank of its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights which Willis may have against any Bank as a result of any default by such Bank hereunder.

          (e) PROCEEDS OF LOAN BEING REPAID. If the Banks make a Loan on a day on which all or any part of an outstanding Loan from the Banks is to be repaid, each Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to First Union as provided in clause (c).

     2.5. INTEREST.

          (a) BASE RATE LOANS. Each Base Rate Loan shall bear interest on the unpaid principal balance thereof from day to day at a rate per annum which at all times shall be equal to the Base Rate plus the Base Rate Margin. Interest on Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, if the Base Rate is equal to the prime rate of First Union. Interest on Loans shall be computed on the basis of a year of 360 days, for the actual days elapsed, if the Base Rate is equal to the Federal Funds Rate plus 1/2 of 1% annum.

          (b)  LIBO RATE LOANS.   Each LIBO Rate Loan shall bear interest from
its effective date on the unpaid principal amount thereof at Adjusted LIBO Rate plus the LIBO Rate Margin. Interest on LIBO Rate Loans shall be computed on the basis of a year of 360 days, for the actual days elapsed, and shall be payable on the last day of the applicable Interest Period.

          (c) CONVERSION TO BASE RATE. Unless Willis shall have elected in accordance with the provisions of Section 2.4 or this Section 2.5 that LIBO Rate apply to the one, two or three month period immediately succeeding a particular Interest Period, upon the termination of such Interest Period the applicable Loan shall bear interest at the Base Rate plus the Base Rate Margin until such time as Willis elects to request a new LIBO Rate Loan for a subsequent Interest Period.

          (d) RENEWALS AND CONVERSIONS. Willis shall have the right to convert Base Rate Loans into LIBO Rate Loans, and vice versa, and to renew LIBO Rate Loans from time to time, provided that: (i) Willis shall give First Union, as Agent, notice of each permitted conversion or renewal; (ii) LIBO Rate Loans may be converted or renewed only as of the last day of the applicable Interest Period for such Loans; (iii) without the consent of the Required Banks, no Base Rate Loan may be converted into a LIBO Rate Loan, and no Interest Period may be renewed if on the proposed date of conversion an Event of Default, or Potential Default exists or would thereby occur. First Union, as Agent, shall use its best efforts to notify Willis of the effectiveness of such conversion or renewal, and the new interest rate to which the converted or renewed Loan is subject, as soon as practicable after the conversion; provided, however, that any failure to give such notice shall not affect Willis' obligations or the Banks' rights and remedies hereunder in any way whatsoever.

          (e) INTERIM PAYMENTS AT BASE RATE. If at any time Willis requests that Adjusted LIBO Rate plus the LIBO Rate Margin be applicable to a Loan for a particular Interest Period and a payment of principal is due within such period (other than on the last day of such Interest Period), only that portion of that Loan equal to the outstanding principal amount of the Loan less the principal installment due during such period shall bear interest at Adjusted LIBO Rate plus the LIBO Rate Margin for such Interest Period. The portion of that Loan equal to the principal installment due during such period shall bear interest at the Base Rate plus the Base Rate Margin.

          (f) REINSTATEMENTS. The liability of Willis under this Section 2.5 shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the payments to the Banks is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Willis or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to Willis or any other Person or any substantial part of its property, or otherwise, all as though such payment had not been made.

     2.6. REVOLVING LOAN COMMITMENT FEE. Willis agrees to pay to First Union, as Agent, for the account of each Bank as compensation for the Aggregate Revolving Loan Commitment, a fee (the "Revolving Loan Commitment Fee") computed as follows: (1) when the average daily balance of the aggregate Loans outstanding under the Revolving Credit Notes (measured over the previous calendar quarter or portion thereof, as applicable) is less than 50% of the Aggregate Revolving Loan Commitment, Willis shall pay a Revolving Loan Commitment Fee equal to 3/8 of 1% of the unused portion of the Aggregate Revolving Loan Commitment, and (2) when the average daily balance of the aggregate Loans outstanding under the Revolving Credit Notes (measured over the previous calendar quarter or portion thereof, as applicable) is at least 50% of the Aggregate Revolving Loan Commitment, Willis shall pay a Revolving Loan Commitment Fee equal to 1/4 of 1% of the unused portion of the Aggregate Revolving Loan Commitment. The Revolving Loan Commitment Fee shall be payable in arrears on the first day of each January, April, July and October, commencing July 1, 1997 (for the three month period or portion thereof ended on the preceding day), and on the Revolver Termination Date. The Revolving Loan Commitment Fee shall be calculated on the basis of a 360 day year.

     2.7. REDUCTION OR TERMINATION OF REVOLVING LOAN COMMITMENTS.

          (a) VOLUNTARY Willis may at any time, on not less than one Business Days' written notice, terminate or permanently reduce the Aggregate Revolving Loan Commitment pro rata among the Banks, provided that any reduction shall be in the minimum amount of $150,000 or a multiple thereof and that no such reduction shall cause the principal amount of Loans outstanding to exceed the reduced Aggregate Revolving Loan Commitment or the Borrowing Base, whichever is less.

          (b) REVOLVING LOAN COMMITMENT TERMINATION. In the event the Aggregate Revolving Loan Commitment is terminated, the Revolver Termination Date shall be accelerated to the date of such termination and Willis shall, simultaneously with such termination, repay the Revolving Credit Loans in accordance with Section 2.9.

     2.8. VOLUNTARY PREPAYMENTS.

          (a) BASE RATE LOANS. On one Business Day's notice to First Union, Willis may, without penalty, at its option, prepay any Base Rate Loan in whole at any time or in part from time to time, provided that each partial prepayment shall be in the minimum principal amount of $150,000 or, if greater, then in multiples thereof and, if less than $150,000 shall be outstanding, in principal amount equal to amount remaining outstanding. Notwithstanding the foregoing, prepayments may be made in connection with the release of collateral as provided in Section 9.3, which prepayments shall not be subject to the requirements of the previous sentence.

          (b) LIBO RATE LOANS. On three London Business Days' notice to First Union, Willis may, without penalty, at its option, prepay any LIBO Rate Loan in whole at any time or in part from time to time, provided that each partial prepayment shall be in the minimum principal amount of $1,000,000 or, if greater, then in multiples of $100,000 and, if less than $1,000,000 shall be outstanding, in principal amount equal to amount remaining outstanding provided that if it shall prepay a LIBO Rate Loan prior to the last day of the applicable Interest Period, or shall fail to borrow any LIBO Rate Loan on the date such Loan is to be made, it shall pay to each Bank, in addition to the principal and interest then to be paid in the case of a prepayment, on such date of prepayment, the Additional Amount incurred or sustained by such Bank as a result of such prepayment or failure to borrow as provided in Section 2.1.

     2.9. PAYMENTS.

          (a) ACCRUED INTEREST. Accrued interest on all Base Rate Loans shall be due and payable on the first Business Day of each calendar month. Interest on LIBO Rate Loans shall be payable on the last day of the applicable Interest Period. Each Revolving Credit Loan shall mature as provided in Section 2.1.

          (b) FORM OF PAYMENTS, APPLICATION OF PAYMENTS, PAYMENT ADMINISTRATION, ETC. All payments of principal, interest, fees, or other amounts payable by Willis hereunder shall be applied to the Loans in such order and to such extent as shall be specified by Willis by written notice to First Union at the time of such payment or prepayment. Such payments shall be remitted to First Union on behalf of the Banks at the address set forth opposite its name on the signature page hereof or at such office or account as First Union shall specify to Willis, in immediately available funds not later than 2:00 p.m. on the day when due. Whenever any payment is stated as due on a day which is not a Business Day, the maturity of such payment shall, except as otherwise provided in the definition of "Interest Period," be extended to the next succeeding Business Day and interest and commitment fees shall continue to accrue during such extension. Willis authorizes First Union to deduct from any account of Willis maintained at First Union or over which First Union has control any amount payable under this Agreement, the Notes or any other Loan Document which is not paid in a timely manner. First Union's failure to deliver any bill, statement or invoice with respect to amounts due under this Section or under any Loan Document shall not affect Willis's obligation to pay any installment of principal, interest or any other amount under this Agreement when due and payable.

          (c) DEMAND DEPOSIT ACCOUNT. Willis shall maintain at least one demand deposit account with First Union for purposes of this Agreement. Willis authorizes First Union to deposit into said account all amounts to be advanced to Willis hereunder. Further, Willis authorizes First Union (but First Union shall not be obligated) to deduct from said account, or any other account maintained by Willis at First Union National Bank, any amount payable hereunder on or after the date upon which it is due and payable. Such authorization shall include but not be limited to amounts payable with respect to principal, interest, fees and expenses.

          (d) NET PAYMENTS. All payments made to the Banks by Willis hereunder, under any Note or under any other Loan Document will be made without set off, counterclaim or other defense.

     2.10.     CHANGE IN CIRCUMSTANCES, YIELD PROTECTION.

          (a) CERTAIN REGULATORY CHANGES. If any Regulatory Change or compliance by any Bank with any request made after the date of this Agreement by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or other central bank or fiscal, monetary or similar authority (in each case whether or not having the force of law) shall (i) impose, modify or make applicable any reserve, special deposit, Federal Deposit Insurance Corporation premium or similar requirement or imposition against assets held by, or deposits in or for the account of, or loans made by, or any other acquisition of funds for loans or advances by, any Bank; (ii) impose on any Bank any other condition regarding the Notes; (iii) subject any Bank to, or cause the withdrawal or termination of any previously granted exemption with respect to, any tax (including any withholding tax but not including any income tax not currently causing any Bank to be subject to withholding) or any other levy, impost, duty, charge, fee or deduction on or from any payments due from Willis; or (iv) change the basis of taxation of payments from Willis to any Bank (other than by reason of a change in the method of taxation of any Bank's net income); and the result of any of the foregoing events is to increase the cost to any Bank of making or maintaining any Loan or to reduce the amount of principal, interest or fees to be received by any Bank hereunder in respect of any Loan, First Union will immediately so notify Willis. If any Bank determines in good faith that the effects of the change resulting in such increased cost or reduced amount cannot reasonably be avoided or the cost thereof mitigated, then upon notice by First Union to Willis, Willis shall pay to such Bank on each interest payment date of the Loan, such additional amount as shall be necessary to compensate that Bank for such increased cost or reduced amount.

          (b) CAPITAL ADEQUACY. If any Bank shall determine that any Regulation regarding capital adequacy or the adoption of any Regulation regarding capital adequacy, which Regulation is applicable to banks (or their holding companies) generally and not such Bank (or its holding company) specifically, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its holding company) with any such request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, Willis shall promptly pay to First Union for the account of such Bank, upon the demand of such Bank, such additional amount or amounts as will compensate such Bank for such reduction.

          (c) ABILITY TO DETERMINE LIBO RATE. If First Union shall determine (which determination will be made after consultation with any Bank requesting same and shall be, in the absence of fraud or manifest error, conclusive and binding upon all parties hereto) that by reason of abnormal circumstances affecting the interbank eurodollar or applicable eurocurrency market adequate and reasonable means do not exist for ascertaining the LIBO Rate to be applicable to the requested LIBO Rate Loan or that eurodollar or eurocurrency funds in amounts sufficient to fund all the LIBO Rate Loans are not obtainable on reasonable terms, First Union shall give notice of such inability or determination by telephone to Willis and to each Bank at least two Business Days prior to the date of the proposed Loan and thereupon the obligations of the Banks to make, convert other Loans to, or renew such LIBO Rate Loan shall be excused, subject, however, to the right of Willis at any time thereafter to submit another request.

          (d) YIELD PROTECTION. Determination by a Bank for purposes hereof of the effect of any Regulatory Change or other change or circumstance referred to above on its costs of making or maintaining Loans or on amounts receivable by it in respect of the Loans and of the additional amounts required to compensate such Bank in respect of any additional costs, shall be made in good faith and shall be evidenced by a certificate, signed by an officer of such Bank and delivered to Willis, as to the fact and amount of the increased cost incurred by or the reduced amount accruing to such Bank owing to such event or events. Such certificate shall be prepared in reasonable detail and shall be conclusive as to the facts and amounts stated therein, absent manifest error.

          (e) NOTICE OF EVENTS. The affected Bank will notify Willis of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Said notice shall be in writing, shall specify the applicable Section or Sections of this Agreement to which it relates and shall set forth the amount of amounts then payable pursuant to this Section. Willis shall pay such Bank the amount shown as due on such notice within 10 days after its receipt of the same.

     2.11. ILLEGALITY. Notwithstanding any other provision in this Agreement, if the adoption of any applicable Regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for any Bank to (1) maintain their Revolving Loan Commitments, then upon notice to Willis by First Union, the Revolving Loan Commitments shall terminate; or (2) maintain or fund their LIBO Rate Loans, then upon notice to the Willis of such event, the Willis's outstanding LIBO Rate Loans shall be converted into Base Rate Loans.

     2.12. DISCRETION OF EACH BANK AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each LIBO Rate Loan during each Interest Period for such Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBO Rate plus the LIBO Rate Margin, for such Interest Period.

3.   REPRESENTATIONS AND WARRANTIES.

     Willis represents and warrants to the Banks that:

     3.1. ORGANIZATION, STANDING. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority necessary to own its assets, carry on its business and enter into and perform its obligations hereunder, and under each Loan Document to which it is a party, and (iii) is qualified to do business and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

     3.2. CORPORATE AUTHORITY, VALIDITY, ETC. The making and performance of the Loan Documents to which it is a party are within its power and authority and have been duly authorized by all necessary corporate action. The making and performance of the Loan Documents do not and under present law will not require any consent or approval not obtained of any of Willis's shareholders, or any other person, do not and under present law will not violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award, do not violate any provision of its charter or by-laws, do not and will not result in any breach of any material agreement, lease or instrument to which it is a party, by which it is bound or to which any of its assets are or may be subject, and do not and will not give rise to any Lien upon any of its assets. The number of shares and classes of the capital stock of Willis and the ownership thereof are accurately set forth on Schedule 1 attached hereto; all such shares are validly issued, fully paid and non-assessable, and the issuance and sale thereof are in compliance with all applicable federal and state securities and other applicable laws. Further, Willis is not in default under any such agreement, lease or instrument except to the extent such default reasonably could not have a Material Adverse Effect. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by Willis of any Loan Document to which it is a party or for the validity or enforceability thereof, except any filings or registrations expressly contemplated by the Loan Documents. Each Loan Document, when executed and delivered, will be the legal, valid and binding obligation of Willis, enforceable against it in accordance with its terms.

     3.3. LITIGATION. Except as disclosed on Schedule 1, there are no actions, suits or proceedings pending or, to Willis's knowledge, threatened against or affecting Willis or any of its assets before any court, government agency, or other tribunal which if adversely determined reasonably could have a Material Adverse Effect or upon the ability of Willis to perform under the Loan Documents. If there is any disclosure on Schedule 1, the status (including the tribunal, the nature of the claim and the amount in controversy) of each such litigation matter as of the date of this Agreement is set forth in Schedule 1.

     3.4. ERISA. (a) Willis and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and, neither Willis, nor any ERISA Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in Section 4001 of ERISA) under which Willis or any ERISA Affiliate could have any withdrawal liability; (b) neither Willis nor any ERISA Affiliate, sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived;
(c) the aggregate liability for accrued benefits and other ancillary benefits under each Plan that is or will be sponsored or maintained by Willis or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan; (d) the aggregate liability of Willis and each ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, will not have a Material Adverse Effect; and (e) there does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent Annual Report) of Willis or any ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits.

     3.5. FINANCIAL STATEMENTS. The consolidated financial statements of Willis as of and for the Fiscal Years ending December 31, 1997 and December 31, 1996, consisting of a balance sheet, a statement of operations, a statement of shareholders' equity, a statement of cash flows and accompanying footnotes, and the interim consolidated and consolidating financial statements of Willis as of March 31, 1998 furnished to the Banks in connection herewith, present fairly, in all material respects, the financial position, results of operations and operating statistics Willis as of the dates and for the periods referred to, in conformity with GAAP. Except as set forth on Schedule 1 hereto, there are no liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required to be reflected in such balance sheets.

     3.6. NOT IN DEFAULT, JUDGMENTS, ETC. No Event of Default or Potential Default under any Loan Document has occurred and is continuing. Willis has satisfied all judgments and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board bureau, agency, or instrumentality, domestic or foreign.

     3.7. TAXES. Willis has filed all federal, state, local and foreign tax returns and reports which it is required by law to file and as to which its failure to file would have a Material Adverse Effect, and has paid all taxes, including wage taxes, assessments, withholdings and other governmental charges which are presently due and payable, other than those being contested in good faith by appropriate proceedings, if any, and disclosed on Schedule 1. The tax charges, accruals and reserves on the books of Willis are adequate to pay all such taxes that have accrued but are not presently due and payable.

     3.8. PERMITS, LICENSES, ETC. Willis possesses all permits, licenses, franchises, trademarks, trade names, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted, except where the failure to possess the same would not have a Material Adverse Effect.

     3.9. NO MATERIALLY ADVERSE CONTRACTS, ETC. To the best of its knowledge, Willis is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of its directors or officers has or is expected in the future to have a materially adverse effect on its operations, business, assets, liabilities or upon its ability to perform under the Loan Documents. Willis is not a party to any contract or agreement which in the judgment of its directors or officers has or is expected to have any materially adverse effect on its business, except as otherwise reflected in adequate reserves.

     3.10.     COMPLIANCE WITH LAWS, ETC.

          (a) COMPLIANCE GENERALLY. Willis is in compliance in all material respects with all Regulations applicable to its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which reasonably could have a Material Adverse Effect.

          (b) HAZARDOUS WASTES, SUBSTANCES AND PETROLEUM PRODUCTS. Willis received all permits and filed all notifications necessary to carry on its business; and is in compliance in all respects with all Environmental Control Statutes. Willis has not given any written or oral notice, nor has it failed to give required notice, to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened Release of Hazardous Substances on properties owned, leased or operated by it or used in connection with the conduct of its business and operations. Willis has not received notice that it is potentially responsible for costs of clean-up or remediation of any actual or imminently threatened Release of Hazardous Substances pursuant to any Environmental Control Statute. No real property owned or leased by it is in violation of any Environmental Laws and no Hazardous Substances are present on said real property in violation of applicable law. Willis has not been identified in any litigation, administrative proceedings or investigation as a potentially responsible party for any liability under any Environmental Laws.

     3.11. SOLVENCY. Willis is, and after giving effect to the transactions contemplated hereby, will be, Solvent.

     3.12. SUBSIDIARIES, ETC. Willis does not have any Subsidiaries, except as set forth In Schedule 1 hereto. Set forth in Schedule 1 hereto is a complete and correct list, as of the date of this Agreement, of all Investments held by Willis in any joint venture or other Person.

     3.13. TITLE TO PROPERTIES, LEASES. Willis has good and marketable title to all assets and properties reflected as being owned by it in its financial statements as well as to all assets and properties acquired since said date (except property disposed of since said date in the ordinary course of business). Except for the Liens set forth in Schedule 1 hereto and any other Permitted Liens, there are no Liens on any of such assets or properties. It has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing property as a lessee. All such leases are valid, subsisting and in full force and effect, and none of such leases is in default, except where such default, either individually or in the aggregate, could not have a Material Adverse Effect.

     3.14. PUBLIC UTILITY HOLDING COMPANY; INVESTMENT COMPANY. Willis is not a "public utility company" or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or a "public utility" within the meaning of the Federal Power Act, as amended. Further, it is not an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     3.15. MARGIN STOCK. Willis is not and will not be engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as amended from time to time). Neither will it use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stocks or margin securities.

     3.16. USE OF PROCEEDS. Willis will use the proceeds of any Loan to be made pursuant hereto for the purchase of Equipment as contemplated herein.

     3.17. DEPRECIATION POLICIES. Willis's depreciation policies are as set forth on Exhibit F. These policies have been in effect without change since January 1, 1997.

     3.18. DISCLOSURE GENERALLY. The representations and statements made by Willis or on its behalf in connection with this credit facility and the Loans, including representations and statements in each of the Loan Documents, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report, brochure or financial statement furnished by Willis to the Banks in connection with this credit facility, the Loans, or any Loan Document contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

4.   CONDITIONS PRECEDENT.

     4.1. ALL LOANS. The obligation of each Bank to make any Loan or First Union, as Agent, to issue any Standby Letter of Credit, is conditioned upon the following:

          (a) REQUEST FOR ADVANCE. Willis shall have delivered and First Union shall have received a Request for Advance in such form as First Union may request from time to time.

          (b) BORROWING BASE CERTIFICATE. Willis shall have delivered and the Banks shall have received a Borrowing Base Certificate dated the date of the Loan requested under this Agreement.

          (c) COVENANTS; REPRESENTATIONS. Willis shall be in compliance with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document shall be true with the same effect as if such representation or warranty had been made on the date such Loan or Standby Letter of Credit, as applicable, is made or issued.

          (d) DEFAULTS. Immediately prior to and after giving effect to such transaction, no Event of Default or Potential Default shall exist.

          (e) MATERIAL ADVERSE CHANGE. Since March 31, 1998, there shall not have been any Material Adverse Change with respect to Willis.

     4.2. CONDITIONS TO FIRST LOAN. In addition to the conditions to all Loans and Standby Letters of Credit as provided in Section 4.1, the obligation of each Bank to make its first Loan is conditioned upon the following:

          (a) ARTICLES, BYLAWS. Each Bank shall have received copies of the Articles or Certificate of Incorporation and Bylaws of Willis certified by its Secretary or Assistant Secretary; together with Certificate of Good Standing from any jurisdiction where the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

          (b) EVIDENCE OF AUTHORIZATION. Each Bank shall have received copies certified by the Secretary or Assistant Secretary of Willis or any other appropriate official (in the case of a Person other than Willis) of all corporate or other action taken by each Person other than the Banks who is a party to any Loan Document to authorize its execution and delivery and performance of the Loan Documents and to authorize the Loans, together with such other related papers as First Union shall reasonably require.

          (c) LEGAL OPINIONS. Each Bank shall have received a favorable written opinion in form and substance satisfactory, and from counsel reasonably acceptable, to the Banks which shall be addressed to the Banks.

          (d) INCUMBENCY. First Union, as Agent, shall have received a certificate signed by the secretary or assistant secretary of Willis, together with the true signature of the officer or officers authorized to execute and deliver the Loan Documents and certificates thereunder, upon which the Banks shall be entitled to rely conclusively until it shall have received a further certificate of the secretary or assistant secretary of Willis amending the prior certificate and submitting the signature of the officer or officers named in the new certificate as being authorized to execute and deliver Loan Documents and certificates thereunder.

          (e) NOTES. Each Bank shall have received its Revolving Credit Note duly executed, completed and issued in accordance herewith.

          (f) DOCUMENTS. First Union, as Agent, shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to it.

          (g) CONSENTSWillis shall have provided to each Bank evidence satisfactory to it that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated hereby have been obtained and remain in effect.

          (h) OTHER AGREEMENTSWillis shall have executed and delivered each other Loan Document required hereunder.

          (i) FEES, EXPENSESWillis shall simultaneously pay or shall have paid all fees and expenses, if any, due hereunder or any other Loan Document.

5.   AFFIRMATIVE COVENANTS.

     Willis covenants and agrees that, without the prior written consent of Required Banks, from and after the date hereof and so long as the Revolving Loan Commitments are in effect or any Obligation remains unpaid or outstanding, it will:

     5.1. FINANCIAL STATEMENTS AND REPORTS. Furnish to the Banks the following financial information:

          (a) ANNUAL STATEMENTS. No later than one hundred and twenty (120) days after the end of each Fiscal Year, the consolidated and consolidating balance sheet of Willis as of the end of such year and the prior year in comparative form, and related statements of operations, shareholders' equity, and cash flows for the Fiscal Year and the prior Fiscal Year in comparative form. The financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with GAAP. The consolidated annual financial statements shall be certified (without any qualification or exception) by KPMG Peat Marwick LLP or other independent public accountants reasonably acceptable to the Required Banks. Such financial statements shall be accompanied by a report of such independent certified public accountants stating that, in the opinion of such accountants, such financial statements present fairly, in all material respects, the financial position, and the results of operations and the cash flows of Willis for the period then ended in conformity with GAAP, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants and specified in such report, and that, in the case of such financial statements, the examination by such accountants of such financial statements has been made in accordance with generally accepted auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation. Each financial statement provided under this subsection (a) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event. n addition to the annual financial statements, Willis shall, promptly upon receipt thereof, furnish to the Banks copies of each other report submitted to its board of directors by its independent accountants in connection with any annual, interim or special audit made by them of the financial records of Willis.

          (b) QUARTERLY STATEMENTS. No later than forty-five (45) calendar days after the end of each Fiscal Quarter of each Fiscal Year, the consolidated and consolidating balance sheet and related statements of operations, shareholders' equity and cash flows of Willis for such quarterly period and for the period from the beginning of such fiscal year to the end of such Fiscal Quarter and a corresponding financial statement for the same periods in the preceding Fiscal Year certified by the chief financial officer of Willis as having been prepared in accordance with GAAP (subject to changes resulting from audits and year-end adjustments); provided, however, that if the independent certified public accountants issue a review report on the quarterly financial statements of Willis, the financial statements required by this subsection (b) shall be accompanied by a certificate signed by such accountants either stating that during the course of their examination nothing came to their attention which would cause them to believe that any event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by Willis. Such quarterly statement shall be accompanied by a Compliance Certificate in the form attached hereto as Exhibit E or such other form as the Required Banks shall reasonably request.

          (c) NO DEFAULT. Within forty-five (45) calendar days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within one hundred and twenty (120) calendar days after the end of each Fiscal Year, a certificate signed by the chief financial officer of Willis certifying that, to the best of such officer's knowledge, after due inquiry, (i) Willis each has complied with all covenants, agreements and conditions in each Loan Document and that each representation and warranty contained in each Loan Document is true and correct with the same effect as though each such representation and warranty had been made on the date of such certificate (except to the extent such representation or warranty related to a specific prior date), and (ii) no event has occurred and is continuing which constitutes an Event of Default or Potential Default, or describing each such event and the remedial steps being taken by Willis, as applicable.

          (d) ERISA. All reports and forms filed with respect to all Plans, except as filed in the normal course of business and that would not result in an adverse action to be taken under ERISA, and details of related information of a Reportable Event, promptly following each filing.

          (e) MATERIAL CHANGES. Notification to First Union, as Agent, and each other Bank, of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a Material Adverse Effect, promptly following its discovery.

          (f) OTHER INFORMATION. Promptly, upon request by First Union, as Agent, and each other Bank, from time to time (which may be on a monthly or other basis), Willis shall provide such other information and reports regarding its operations, business affairs, prospects and financial condition as First Union, as Agent, or any Bank may reasonably request.

          (g) BORROWING BASE CERTIFICATES. In the event Willis shall not have delivered a Borrowing Base Certificate to the Banks during any calendar month, it will deliver to the Banks, no later than 15 days after the end of such calendar month as of the last day of the preceding calendar month, a Borrowing Base Certificate signed by the chief financial officer, treasurer or controller of Willis.

          (h) MONTHLY LEASE PORTFOLIO AND RECEIVABLES REPORT. As soon as practicable and in any event within 15 days after the end of each calendar month, Willis will deliver to the Banks a lease portfolio listing and lease receivables aging report (in form and substance reasonably satisfactory to the Banks).

          (i) MAINTENANCE OF CURRENT DEPRECIATION POLICIES. Willis shall maintain its method of depreciating its assets substantially consistent with past practices as set forth in Exhibit F and will promptly notify the Banks of any deviation from such practices.

          (j) MONTHLY LEASE RECEIPTS REPORT. Within 15 days after the end of each calendar month following the Revolver Termination Date and until the Note is paid in full, Willis shall deliver to the Banks a report setting forth the items of Collateral on lease and amounts received with respect to each such item of Collateral.

     5.2. CORPORATE EXISTENCE. Preserve its corporate existence and all material franchises, licenses, patents, copyrights, trademarks and trade names consistent with good business practice; and maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     5.3. ERISA. Comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained for the employees of Willis or any ERISA Affiliate; do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan and tax exempt status of each trust forming part of such Plan; not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA); not permit any event to occur as described in Section 4042 of ERISA or which may result in the imposition of a lien on its properties or assets; notify the Banks in writing promptly after it has come to the attention of senior management of Willis of the assertion or threat of any "reportable event" or other event described in Section 4042 of ERISA (relating to the soundness of a Plan) or the PBGC's ability to assert a material liability against it or impose a lien on its, or any ERISA Affiliates', properties or assets; and refrain from engaging in any Prohibited Transactions or actions causing possible liability under
Section 5.02 of ERISA.

     5.4. COMPLIANCE WITH REGULATIONS. Comply in all material respects with all Regulations applicable to its business, the noncompliance with which reasonably could have a Material Adverse Effect.

     5.5. CONDUCT OF BUSINESS; PERMITS AND APPROVALS, COMPLIANCE WITH LAWS. Continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement; maintain in full force and effect, its franchises, and all licenses, patents, trademarks, trade names, contracts, permits, approvals and other rights necessary to the profitable conduct of its business.

     5.6. MAINTENANCE OF PROPERTIES. Willis will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in its business and make all reasonable and necessary renewals, replacements, additions, betterments and improvements thereof and thereto, so that the business carried on in connection therewith may be conducted in the ordinary course at all times.

     5.7. MAINTENANCE OF INSURANCE. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

     5.8. PAYMENT OF DEBT; PAYMENT OF TAXES, ETC. Where the amount involved exceeds $250,000 or where the non-payment or non-discharge would otherwise have a Material Adverse Effect on Willis or any of its assets: promptly pay and discharge (a) all of its Debt in accordance with the terms thereof; (b) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; (c) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that so long as Willis first notifies First Union, as Agent, of its intention to do so, Willis shall not be required to pay and discharge any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in an Event of Default or a Potential Default hereunder and so long as no foreclosure or other similar proceedings shall have been commenced against such property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and it shall have set aside on its books adequate reserves with respect thereto.

     5.9. NOTICE OF EVENTS. Promptly upon discovery of any of the following events, Willis shall provide telephone notice to the Banks (confirmed within three (3) calendar days by written notice), describing the event and all action Willis proposes to take with respect thereto:

          (a) an Event of Default or Potential Default under this Agreement or any other Loan Document;

          (b) any default or event of default under a contract or contracts and the default or event of default involves payments by Willis in an aggregate amount equal to or in excess of $250,000;

          (c) a default or event of default under or as defined in any evidence of or agreements for Indebtedness for Borrowed Money under which Willis's liability is equal to or in excess of $250,000, singularly or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument or agreement to terminate or suspend any commitment to lend to Willis or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

          (d) the institution of, any material adverse determination in, or the entry of any default judgment or order or stipulated judgment or order in, any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation against Willis in which the amount in controversy is in excess of $250,000, singularly or in the aggregate; or

          (e) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which would have a Material Adverse Effect.

     5.10. INSPECTION RIGHTS. At any time during the existence of an Event of Default or Potential Default, during regular business hours and then as often as requested of Willis, permit First Union, as Agent, or any authorized officer, employee, agent, or representative of First Union to examine and make abstracts from the records and books of account of Willis, wherever located, and to visit the properties of Willis; and to discuss the affairs, finances, and accounts of Willis with its Chairman, President, any executive vice president, it chief financial officer, treasurer, controller or independent accountants. If no Event of Default or Potential Default shall be in existence, First Union shall limit such examination to once each calendar year. Willis shall reimburse First Union up to $5,000 promptly following the completion of each such examination. If the inspection shall be made during the continuance of a Potential Default or an Event of Default, Willis shall reimburse First Union for its reasonable out-of-pocket expense of such inspection. At all times, it is understood and agreed by Willis that all expenses in connection with any such inspection which may be incurred by Willis, any officers and employees thereof and the attorneys and independent certified public accountants therefor shall be expenses payable by Willis and shall not be expenses of the Banks or any of them.

     5.11. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Maintain books and records at all times in accordance with Generally Accepted Accounting Principles.

     5.12. COMPLIANCE WITH MATERIAL CONTRACTS. Willis will comply in all material respects with all obligations, terms, conditions and covenants, as applicable, in all Debt applicable to it and all instruments and agreements related thereto, and all other instruments and agreements to which it is a party or by which it is bound or any of its properties is affected and in respect of which the failure to comply reasonably could have a Material Adverse Effect.

     5.13. USE OF PROCEEDS. Willis will use the proceeds of each Loan made pursuant hereto for the purchase or refinance of Equipment as provided herein or general working capital purposes.

     5.14. FURTHER ASSURANCES. Do such further acts and things and execute and deliver to the Banks such additional assignments, agreements, powers and instruments, as any Bank may reasonably require or reasonably deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto each Bank its rights, powers and remedies hereunder.

6.   NEGATIVE COVENANTS.

     Willis covenants and agrees that, without the prior written consent of the Required Banks, from and after the date hereof and so long as the Revolving Loan Commitments are in effect or any Obligation remains unpaid or outstanding, it will not:

     6.1. CONSOLIDATION AND MERGER.   Merge or consolidate with or into any
corporation except, if (1) no Potential Default or Event of Default shall have occurred and be continuing either immediately prior to or upon the consummation of such transaction, and (2) Willis is the surviving entity.

     6.2. LIENS. Create, assume or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens.

     6.3. GUARANTEES. Guarantee or otherwise in any way become or be responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts) of any unconsolidated Person, contingently or otherwise. Notwithstanding the preceding sentence, Willis may guarantee indebtedness or obligations of unconsolidated Affiliates in amounts not to exceed $15,000,000 in the aggregate, in the ordinary course of business with the prior written consent of the Required Banks, which consent not to be unreasonably withheld.

     6.4. MARGIN STOCK. Use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended from time to time.

     6.5. ACQUISITIONS AND INVESTMENTS. If an Event of Default or a Potential Default exists or would exist immediately thereafter: purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock or assets of, or make any Investments in any other Person; or enter into any new business activities or ventures not directly related to its present business; or create any Subsidiary, except (a) it may acquire and hold stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to it, and (b) it may make and own (i) Investments in certificates of deposit or time deposits having maturities in each case not exceeding one year from the date of issuance thereof and issued by any Bank, or any FDIC-insured commercial bank incorporated in the United States or any state thereof having a combined capital and surplus of not less than $150,000,000, (ii) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States of America, any agency thereof, or backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of issuance or acquisition thereof, (iii) Investments in commercial paper issued by a corporation incorporated in the United States or any State thereof maturing no more than one year from the date of issuance thereof and, at the time of acquisition, having a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Service, Inc., and (iv) Investments in money market mutual funds all of the assets of which are invested in cash or investments described in the immediately preceding clauses (i), (ii) and (iii).

     6.6. TRANSFER OF ASSETS; NATURE OF BUSINESS. Willis may not sell, transfer, lease or dispose of assets constituting more than twenty percent (20%) of its assets during any twelve month period without the written consent of the Required Banks, such consent not to be unreasonably withheld. Notwithstanding the above, (1) Willis may sell, transfer, pledge, assign, re-lease or otherwise dispose of any equipment coming off lease if such sale or disposition is in the ordinary course of its business, (2) Willis may sell individual or small groups of leases and related equipment from time to time and sell groups of leases and related equipment in securitization transactions and (3) Willis may engage in the nonrecourse or partial recourse financing of leases. Willis may not discontinue, liquidate or change in any material respect any substantial part of its operations or business.

     6.7. ACCOUNTING CHANGE. Without the prior written approval of the Required Banks, make or permit any material change in financial accounting policies or financial reporting practices, except as required by Generally Accepted Accounting Principles or regulations of the Securities and Exchange Commission, if applicable.

     6.8. TRANSACTIONS WITH AFFILIATES. Enter into any material transaction (including, without limitation, the purchase, sale or exchange of property, the rendering of any services or the payment of management fees) with any Affiliate, except transactions in the ordinary course of, and pursuant to the reasonable requirements of, its business, and in good faith and upon commercially reasonable terms.

     6.9. RESTRICTION ON AMENDMENT OF THIS AGREEMENT. Enter into or otherwise become subject to or suffer to exist any agreement which would require it to obtain the consent of any other person as a condition to the ability of the Banks and Willis to amend or otherwise modify this Agreement.

7.   FINANCIAL COVENANTS.

     Willis covenants and agrees that, without the prior written consent of the Required Banks, from and after the date hereof and so long as the Revolving Loan Commitments are in effect or any Obligation remains unpaid or outstanding, that:

     7.1. NO LOSSES. From and after April 1, 1997, Willis shall not at any time suffer a net loss for the four (4) most recently ended consecutive Fiscal Quarters.

     7.2. MINIMUM TANGIBLE NET WORTH. Tangible Net Worth will not at any time be less than $40,000,000.

     7.3. DEBT TO TANGIBLE NET WORTH. From and after April 1, 1997, the ratio of Debt (including, without limitation, Debt represented by the Note) to Tangible Net Worth will not exceed 6.00:1 as at the end of any fiscal quarter.

     7.4. MINIMUM INTEREST EXPENSE COVERAGE. From and after April 1, 1997, the ratio of EBIT to interest for the four (4) most recently ended consecutive Fiscal Quarters will not be less than 1.25:1.

     7.5. BORROWING BASE. The aggregate principal amount of Loans outstanding shall not at any time exceed the Borrowing Base or the Aggregate Revolving Loan Commitment, whichever is less; provided, however, that this covenant shall not be deemed breached if, at the time such aggregate amount exceeds said level, within four Business Days after the earlier of the date Willis first has knowledge of such excess or the date of the next Borrowing Base Certificate disclosing the existence of such excess, a prepayment of Loans shall be made in an amount sufficient to assure continued compliance with this covenant in the future.

8.   DEFAULT.

     8.1. EVENTS OF DEFAULT. Willis shall be in default if any one or more of the following events (each an "Event of Default") occurs:

          (a) PAYMENTS. Willis fails to pay the principal due on any Revolving Credit Note when due and payable (whether at maturity, by notice of intention to prepay, or otherwise); or Willis fails to pay interest or any other amount payable hereunder or under any other Loan Document within three Business Days after the date such interest or other amount is due and payable.

          (b) COVENANTS. Willis fails to observe or perform (1) within fifteen days after receiving written notice from the Bank, any term, condition or covenant set forth in Sections 5.1(a), 5.1(b), 5.1(c), 5.1(g), 5.1(h) or 5.1(i) herein, (2) any term, condition or covenant set forth in Section 5.2 , Sections
6.1 through 6.9 or Section 8.1(a) herein, as and when required or (3) any term, condition or covenant contained in this

Agreement or any other Loan Document other than as set forth in (1) and (2) above, as and when required and such failure shall continue for a period of 10 Business Days or more.

          (c) REPRESENTATIONS, WARRANTIES. Any representation or warranty made or deemed to be made by Willis, as applicable, herein or in any Loan Document or in any exhibit, schedule, report or certificate delivered pursuant hereto or thereto shall prove to have been false, misleading or incorrect in any material respect when made or deemed to have been made.

          (d) BANKRUPTCY. Willis is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of thirty (60) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for Willis or any substantial part of the property of Willis is appointed, or if any such receivership or trusteeship to continues undischarged for a period of thirty (60) days.

          (e) CERTAIN OTHER DEFAULTS. Willis shall fail to pay when due any Indebtedness for Borrowed Money which singularly or in the aggregate exceeds $5,000,000, and such failure shall continue beyond any applicable cure period, or Willis shall suffer to exist any default or event of default in the performance or observance, subject to any applicable grace period, of any agreement, term, condition or covenant with respect to any agreement or document relating to Indebtedness for Borrowed Money if the effect of such default is to permit, with the giving of notice or passage of time or both, the holders thereof, or any trustee or agent for said holders, to terminate or suspend any commitment (which is equal to or in excess of $5,000,000) to lend money or to cause or declare any portion of any borrowings thereunder to become due and payable prior to the date on which it would otherwise be due and payable, provided that during any applicable cure period the Bank's obligations hereunder to make further Loans shall be suspended.

          (f) JUDGMENTS. Any judgments against Willis or against its assets or property for amounts in excess of $5,000,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of thirty (30) days.

          (g) ATTACHMENTS. Any assets of Willis shall be subject to attachments, levies, or garnishments for amounts in excess of $250,000 in the aggregate which have not been dissolved or satisfied within twenty (20) days after service of notice thereof to Willis.

          (h) CHANGE IN CONTROL. Charles F. Willis or the CFW Partners, L.P. limited partnership, shall cease to be the record and beneficial owner of at least 34% of the issued and outstanding voting and capital stock of Willis.

          (i) SECURITY INTERESTS. Any security interest created pursuant to any Loan Document shall cease to be in full force and effect, or shall cease in any material respect to give First Union, as Agent, the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), superior to and prior to the rights of all third Persons, and subject to no other Liens (except as permitted by Section 6.2).

          (j) CHANGES IN SENIOR MANAGEMENT. Charles F. Willis shall cease to be a member of senior management or both Donald A. Nunemaker and James McBride shall cease to be members of senior management within any period of twelve consecutive months.

THEN and in every such event other than that specified in Section 8.1.(d), First Union, as Agent, may, or at the written request of the Required Banks shall immediately terminate the Aggregate Revolving Loan Commitment by notice in writing to Willis and immediately declare the Revolving Credit Notes, including without limitation accrued interest, to be, and they shall thereupon forthwith become due and payable without presentment, demand, or notice of any kind, all of which are hereby expressly waived by Willis. Upon the occurrence of any event specified in Section 8.1.(d), the Aggregate Revolving Loan Commitment shall automatically terminate and the Revolving Credit Notes, including without limitation accrued interest, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Willis. Any date on which the Notes and such other Obligations are declared due and payable pursuant to this Section 8.1, shall be the Revolver Termination Date for purposes of this Agreement. From and after the date an Event of Default shall have occurred and for so long as an Event of Default shall be continuing, the Loans shall bear interest at the Default Rate.

9.   COLLATERAL.

     9.1. COLLATERAL. Except as otherwise specifically set forth herein or in any other Loan Document, any Loans made and outstanding and their repayment at all times shall (i) in the case of Collateral (as defined in the Security Agreement, hereinafter referred to as the "COLLATERAL") located in the United States, be secured by a first priority perfected security interest and (ii) in the case of Collateral located in jurisdictions outside the United States, be secured by a security interest which adequately protects the first priority security interest in favor of First Union, as Agent.

     9.2. SECURITY AGREEMENT. As security for the punctual payment in full of all Notes (including all payments of principal, and interest and other costs contemplated hereby), Willis shall execute and deliver to First Union, as Agent, the Security Agreement and such other documents as may be necessary to constitute and evidence a security interest in the Collateral.

     9.3. RELEASE OF COLLATERAL. Willis shall be entitled to remove any item of Collateral at any time, PROVIDED, however, that at the time of such removal and release (a) there is not then existing an Event of Default or Potential Default, and (b) no Event of Default or Potential Default would exist immediately following removal and release.

10.  AGENT.

     10.1. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes First Union, as Agent, to take such action on its behalf and to exercise such powers under this Agreement and the Loan Documents as are specifically delegated to it as Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. The relationship between First Union and each Bank has no fiduciary aspects, and First Union' duties as Agent hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Agreement or any Loan Document shall be construed to impose on First Union any duties or responsibilities other than those for which express provision is made herein or therein. In performing its duties and functions under this Article 10, First Union does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation with or for Willis. As to matters not expressly provided for in this Agreement or any Loan Document, First Union shall not be required to exercise any discretion or to take any action or communicate any notice, but shall be fully protected in so acting or refraining from acting upon the instructions of the Required Banks and their respective successors and assigns; provided, however, that in no event shall First Union be required to take any action which exposes it to personal liability or which is contrary to this Agreement, any Loan Document or applicable law, and First Union shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or omitting to take any such action. If an indemnity furnished to First Union for any purpose shall, in its reasonable opinion, be insufficient or become impaired, First Union may call for additional indemnity from the Banks and not commence or cease to do the acts for which such indemnty is requested until such additional indemnity is furnished.

     10.2. DUTIES AND OBLIGATIONS. In performing its functions and duties hereunder on behalf of the Banks, First Union shall exercise the same care and skill as it would exercise in dealing with loans for its own account. Neither First Union nor any of its directors, officers, employees or other agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, First Union (a) may consult with legal counsel and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith and in accordance with the advice of such experts; (b) makes no representation or warranty to any Bank as to, and shall not be responsible to any Bank for, any recital, statement, representation or warranty made in or in connection with this Agreement, any Loan Document or in any written or oral statement (including a financial or other such statement), instrument or other document delivered in connection herewith or therewith or furnished to any Bank by or on behalf of Willis; (c) shall have no duty to ascertain or inquire into Willis's performance or observance of any of the covenants or conditions contained herein or to inspect any of the property (including the books and records) of Willis or inquire into the use of the proceeds of the Revolving Credit Loans or (unless the officers of First Union active in their capacity as officers of First Union on Willis's account have actual knowledge thereof or have been notified in writing thereof) to inquire into the existence or possible existence of any Event of Default or Potential Default; (d) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency, collectability or value of this Agreement or any other Loan Document or any instrument or document executed or issued pursuant hereto or in connection hereith, except to the extent that such may be dependent on the due authorization and execution by First Union itself; (e) except as expressly provided herein in respect of information and data furnished to First Union for distribution to the Banks, shall have no duty or responsibility, either initially or on a continuing basis, to provide to any Bank any credit or other information with respect to Willis, whether coming into its possession before the making of the Loans or at any time or times thereafter; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document for, and shall be entitled to rely and act upon, any notice, consent, certificate or other instrument or writing (which may be by facsimile (telecopier), telegram, cable, or other electronic means) believed by it to be genuine and correct and to have been signed or sent by the proper party or parties.

     10.3. FIRST UNION AS A BANK. With respect to its Revolving Loan Commitment and the Loans made and to be made by it, First Union shall have the same rights and powers under this Agreement and all other Loan Documents as the other Banks and may exercise the same as if it were not the Agent. The terms "Bank" and "Banks" as used herein shall, unless otherwise expressly indicated, include First Union in its individual capacity. First Union and any successor Agent which is a commercial bank, and their respective affiliates, may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, Willis and its affiliates from time to time, all as if such entity were not the Agent hereunder and without any duty to account therefor to any Bank.

     10.4. INDEPENDENT CREDIT DECISIONS. Each Bank acknowledges to First Union that it has, independently and without reliance upon First Union or any other Bank, and based upon such documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently or through other advisers and representatives but without reliance upon First Union or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or refraining from taking any action under this Agreement or any Loan Document.

     10.5. INDEMNIFICATION. The Banks agree to indemnify First Union (to the extent not previously reimbursed by Willis), ratably in proportion to each Bank's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against First Union in its capacity as Agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted to be taken by First Union in its capacity as Agent hereunder or under any Loan Document; provided that none of the Banks shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from First Union' gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse First Union, promptly on demand, for such Bank's ratable share (based upon the aforesaid apportionment) of any out-of-pocket expenses (including counsel fees and disbursements) incurred by First Union in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement and the Loan Documents to the extent that First Union is not reimbursed for such expenses by Willis.

     10.6. SUCCESSOR AGENT. First Union may resign at any time by giving written notice of such resignation to the Banks and Willis, such resignation to be effective only upon the appointment of a successor Agent as hereinafter provided. Upon any such notice of resignation, the Banks shall jointly appoint a successor Agent upon written notice to Willis and First Union. If no successor Agent shall have been jointly appointed by such Banks and shall have accepted such appointment within thirty (30) days after First Union shall have given notice of resignation, First Union may, upon notice to Willis and the Banks, appoint a successor Agent. Upon its acceptance of any appointment as Agent hereunder, the successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of First Union, and First Union shall be discharged from its duties and obligations as Agent under this Agreement and the Loan Documents. After First Union' resignation hereunder, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the Loan Documents.

     10.7. ALLOCATIONS MADE BY FIRST UNION. As between First Union, as Agent, and the Banks, unless a Bank objecting to a determination or allocation made by First Union pursuant to this Agreement delivers to First Union written notice of such objection within one hundred twenty (120) days after the date any distribution was made by First Union, such determination or allocation shall be conclusive on such one hundred twentieth day and only those items expressly objected to in such notice shall be deemed disputed by such Bank. First Union shall not have any duty to inquire as to the application by the Banks of any amounts distributed to them.

11.  MISCELLANEOUS.

     11.1. WAIVER. No failure or delay on the part of First Union or any Bank or any holder of any Note in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     11.2. AMENDMENTS. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent to any departure by Willis therefrom shall be effective unless the same shall have been approved by the Required Banks, be in writing and be signed by First Union, as Agent, and then any such waiver or consent shall be effective only in the instance and for the specific purpose for which given. No notice to or demand on the Willis shall entitle Willis to any other or further notice or demand in similar or other circumstances.

     11.3. GOVERNING LAW. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws.

     11.4. PARTICIPATIONS AND ASSIGNMENTS. Willis hereby acknowledges and agrees that any Bank may at any time, with the consent of Willis (which consent shall not be unreasonably withheld): (a) grant participations in all or any portion of its Revolving Loan Commitment or any portion of its Note or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office of such Bank or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (i) all amounts payable by Willis hereunder shall be determined as if such Bank had not granted such Participation; (ii) such Bank shall act as agent for all Participants; and (iii) any agreement pursuant to which such Bank may grant a Participation: (x) shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Willis hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (y) such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on any Loan or postpone the date fixed for any payment of principal of or interest on any Loan; and (z) shall not relieve such Bank from its obligations, which shall remain absolute, to make Loans hereunder; and (b) assign any of its Loans and its Revolving Loan Commitment. Upon execution and delivery by the assignee to Willis of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder having the Revolving Loan Commitment and Loans specified in such instrument, and upon consent thereto by Willis, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Willis), the obligations, rights and benefits of a Bank hereunder holding the Revolving Loan Commitment and Loans (or portions thereof) assigned to it, and such Bank shall, to the extent of such assignment, be released from the Commitment (or portion(s) thereof) so assigned.

     11.5. CAPTIONS. Captions in the Loan Documents are included for convenience of reference only and shall not constitute a part of any Loan Document for any other purpose.

     11.6. NOTICES. All notices, requests, demands, directions, declarations and other communications between the Banks and the Willis provided for in any Loan Document shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, or faxed, or delivered in hand to the applicable party at its address indicated opposite its name on the signature pages hereto. The foregoing shall be effective and deemed received three days after being deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram, telegraph or fax or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.

     11.7.     SHARING OF COLLECTIONS, PROCEEDS AND SET-OFFS: APPLICATION OF
PAYMENTS.

          (a) If any Bank, by exercising any right of set-off, counterclaim or foreclosure against trade collateral or otherwise, receives payment of principal or interest or other amount due on any Note which is greater than the percentage share of such Bank (determined as set forth below), the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made as may be required, so that all such payments shall be shared by the Banks on the basis of their percentage shares; provided that if all or any portion of such proportionately greater payment of such indebtedness is thereafter recovered from, or must otherwise be restored by, such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest being paid by such purchasing Bank. The percentage share of each Bank shall be based on the portion of the outstanding Loans of such Bank (prior to receiving any payment for which an adjustment must be made under this Section in relation to the aggregate outstanding Loans of all the Banks. Willis agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or reimbursement obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Willis in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section would apply, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

          (b) If an Event of Default or Potential Default shall have occurred and be continuing First Union, as Agent, and each Bank and Willis agree that all payments on account of the Loans shall be applied by First Union, as Agent, and the Banks as follows:

     FIRST, to First Union, as Agent, for any Agent fees then due and payable under this Agreement until such fees are paid in full;

     SECOND, to First Union, as Agent, for any fees, costs or expenses (including expenses described in Section 11.8) incurred by First Union, as Agent, under any of the Loan Documents or this Agreement, then due and payable and not reimbursed by Willis or the Banks until such fees, costs and expenses are paid in full;

     THIRD, to the Banks for their percentage shares of the Commitment Fee then due and payable under this Agreement until such fee is paid in full;

     FOURTH, to the Banks for their respective shares of all costs, expenses and fees then due and payable from Willis until such costs, expenses and fees are paid in full;

     FIFTH, to the Banks for their percentage shares of all interest then due and payable from Willis until such interest is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share of the amounts allocated in (a) above determined as set forth in said clause (a); and

     SIXTH, to the Banks for their percentage shares of the principal amount of the Loans then due and payable from Willis until such principal is paid in full, which percentage shares shall be calculated by determining each Bank's percentage share of the amounts allocated in (a) above determined as set forth in said clause (a).

     11.8. EXPENSES; INDEMNIFICATION. Willis will from time to time reimburse First Union, as Agent, promptly following demand for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of its legal counsel) in connection with (i) the preparation of the Loan Documents, (ii) the making of any Loans, and (iii) the administration of the Loan Documents. Willis also will from to time reimburse First Union, as Agent, and each Bank for all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) in connection with the enforcement of the Loan Documents. In addition to the payment of the foregoing expenses, Willis hereby agrees to indemnify, protect and hold First Union, as Agent, each Bank and any holder of any Note and the officers, directors, employees, agents, affiliates and attorneys of First Union, as Agent, each Bank and such holder (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against such Indemnitee by Willis or other third parties and arise out of or relate to this Agreement or the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or the other Loan Documents; provided, however, that Willis shall have no obligation to an Indemnitee hereunder to the extent that the liability incurred by such Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of such Indemnitee.

     11.9. SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties expressly made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Note. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Willis set forth in Section
11.8 shall survive the payment of the Loans and the termination of this Agreement. This Agreement shall remain in full force and effect until the repayment in full of all amounts owed by Willis under the Notes or any other Loan Document.

     11.10. SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

     11.11. BANKS' OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF BANKS' RIGHTS. The obligation of each Bank hereunder is several and not joint and no Bank shall be the agent of any other (except to the extent the Agent is authorized to act as such hereunder). No Bank shall be responsible for the obligation or commitment of any other Bank hereunder. In the event that any Bank at any time should fail to make a Loan as herein provided, the other Banks, or any of them as may then be agreed upon, at their sole option, may make the Loan that was to have been made by the Bank so failing to make such Loan.

Nothing contained in any Loan Document and no action taken by Agent or any Bank pursuant hereto or thereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and, subject to the terms of this Agreement, each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     11.12. NO FIDUCIARY RELATIONSHIP. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by any Bank to Willis.

     11.13. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. WILLIS, FIRST UNION AS AGENT AND THE BANKS, EACH HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA AND IRREVOCABLY AGREES THAT, ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. EACH PARTY TO THIS AGREEMENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENT, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, ANY NOTE, OR SUCH OTHER LOAN DOCUMENT.

     11.14. WAIVER OF JURY TRIAL. WILLIS, FIRST UNION AS AGENT AND THE BANKS, EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. WILLIS, FIRST UNION AS AGENT AND THE BANKS, EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. WILLIS, FIRST UNION AS AGENT AND THE BANKS, EACH FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, MODIFICATIONS, REPLACEMENTS OR RESTATEMENTS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     11.15. COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendment hereto or waiver hereof may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any amendments hereto or waivers hereof shall become effective when First Union, as Agent, shall have received signed counterparts or notice by fax of the signature page that the counterpart has been signed and is being delivered to it or facsimile that such counterparts have been signed by all the parties hereto or thereto.

     11.16. USE OF DEFINED TERMS. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

     11.17. OFFSETS. Nothing in this Agreement shall be deemed a waiver or prohibition of any Bank's right of banker's lien or offset.

     11.18. ENTIRE AGREEMENT. This Agreement, the Notes issued hereunder and the other Loan Documents constitute the entire understanding of the parties hereto as of the date hereof with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect hereto or thereto.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

     WILLIS LEASE FINANCE CORPORATION


                              By:  /s/ James D. McBride
                                   ----------------------------------------
                                   Name:     James D. McBride
                                   Title:    Executive Vice President
                                             and Chief Financial Officer

Notices To:
2320 Marinship Way
Suite 300
Sausalito, CA.  94965.
FAX No. (415) 331-5167
ATT: General Counsel

                              FIRST UNION NATIONAL BANK


                              By:  /s/ Hugh W. Connelly
                                   ----------------------------------------
                                   Name:     Hugh W. Connelly
                                   Title:    Vice President
Notices To:
Hugh W. Connelly
Vice President
First Union National Bank
Transportation and Leasing Division
FC 1-8-11-24
1339 Chestnut Street
Philadelphia, PA  19107
FAX No. (215) 786-7704

                              NATIONSBANK, N.A.


                              By:  /s/ Charles A. McDonell
                                   ----------------------------------------
                                   Name:     Charles A. McDonell
                                   Title:    Vice President
Notices To:
Charles A. McDonell
Vice President
NationsBank, N.A.
444 South Flower Street
Suite 4100
Los Angeles, CA 90071
FAX No. (213) 624-5815

                                                                       EXHIBIT A

                  BANK'S REVOLVING LOAN COMMITMENTS AND PERCENTAGES

                 BANK                     COMMITMENT        PERCENTAGE
                ------                   ------------      ------------
 First Union National Bank                $65,000,000         65.0%
 Transportation and Leasing Division
 FC 1-8-11-24
 1339 Chestnut Street
 Philadelphia, PA  19107
 Fax No.  (215) 786-7704

 NationsBank, N.A.                        $35,000,000         35.0%
 444 South Flower Street
 Suite 4100
 Los Angeles, CA  90071
 Fax No.  (213) 624-8515


                                                                       EXHIBIT B

REVOLVING CREDIT NOTE

$__,000,000                                                     Philadelphia, PA

                                                                   _____________

For Value Received, WILLIS LEASE FINANCE CORPORATION, a California corporation ("WILLIS"), hereby promises to pay to the order of ____________________ (the "Bank"), in lawful currency of the United States of American in immediately available funds at the offices First Union National Bank located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, on the Revolver Termination Date, or on such earlier date or dates as provided in the Credit Agreement described below, the principal sum of ____________________ DOLLARS ($__,000,000) or, if
less, the then unpaid principal amount of all Revolving Credit Loans made by the Bank pursuant to the Credit Agreement.

Willis promises also to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid at the rates and at the times provided in the Amended and Restated Credit Agreement by and among Willis and the banking institutions named therein, with First Union National Bank as Agent (as such may be amended, modified, supplemented, restated or replaced from time to time, the "Credit Agreement").

This is a Note as referred to in the Credit Agreement. This Note is entitled to the benefits of and is secured by security interests referred to in the Credit Agreement. This Note is subject to voluntary prepayment and mandatory repayment prior to the Revolver Termination Date, in whole or in part, as provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and the accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

Willis hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Notwithstanding the face amount of this Note, the undersigned's liability hereunder shall be limited at all times to the actual aggregate outstanding indebtedness to the Bank relating to such Bank's Revolving Credit Loans, including all principal and interest, together with all fees and expenses as provided in the Credit Agreement, as established by the Bank's books and records which shall be conclusive absent manifest error.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PENNSYLVANIA OR FEDERAL PRINCIPLES OF CONFLICT OF LAWS.

                              WILLIS LEASE FINANCE CORPORATION

                              By:
                                 ---------------------------------
                              Name:
                              Title:

                                                                       EXHIBIT C

                          BORROWING BASE CERTIFICATE

Date of Certificate:
                     -----------------

Date of Information:
                     -----------------

To:  FIRST UNION NATIONAL BANK

Gentlemen:

This Borrowing Base Certificate is delivered to you pursuant to the terms of
Section 5.1 of the Credit Agreement, dated as of June 2, 1998, as currently in effect. Capitalized terms used without definition below have the same meanings as they have in the Credit Agreement.

We hereby certify that:

1. No Potential Default or Event of Default has occurred and is continuing as of the date of this Borrowing Base Certificate.

2. There has been no Material Adverse Change since [insert the date of the most recent financial statements delivered to the Banks pursuant to the terms of Section 5.1 of the Credit Agreement], except as disclosed on the attached schedules.

3. The information set forth on the attached schedules is true, current and complete as of the date of this Borrowing Base Certificate.

                              WILLIS LEASE FINANCE CORPORATION

                              By:
                                   ----------------------------------
                              Name:
                              Title:

                           WILLIS LEASE FINANCE CORPORATION

                      COMPUTATION OF BORROWING BASE AVAILABILITY

                             ____________________________


 COLLATERAL LOAN VALUE

 1(a) Equipment (from Schedule A,             $
      attached hereto)                         ----------------

  (b) Borrowing Base Percentage                     x 85%

  (c) Collateral Loan Value [(a) x (b)]       $
                                               ----------------

 MAXIMUM LOANS

 2.   Maximum Loans as such shall be in       $____,000,000.00
      effect at the date of the                ----------------
      certificate


 CREDIT USAGE

 3.   Aggregate Loan Balance                  $
      (principal) at date of                   ----------------
      certificate

 LOAN AVAILABILITY

 4.   Line 1(c) minus Line 3                  $
                                               ----------------

 5.   Line 2 minus Line 3                     $
                                               ----------------

 6.   Availability (Line 4 or Line 5          $
      whichever is less)                       ----------------

 7.   Amount of Loan Requested This           $
      Date (if any) (Not to exceed line        ----------------
      6)


Certification:                               Willis Lease Finance Corporation

 Date:                                        By:
        ----------------------------              ---------------------------

                          WILLIS LEASE FINANCE CORPORATION
                          COLLATERAL INFORMATION SCHEDULE
                                  FOR BORROWING ON
                                  __________, ____

Willis Lease Finance Corporation has requested this date that a Loan be made to it by the Banks. The following table sets forth information with respect to items being added to the Collateral with this Request for Loan.

As applicable, Willis Lease Finance Corporation has delivered the original counterpart of each lease to First Union National Bank, as Agent, and it represents and warrants hereby that all other copies of each lease are clearly marked to indicate that each is not the lessor's original counterpart of that lease.



                                                                                                                     Physical
 Customer      Contract     Monthly       Lease      Lease      Remaining       Gross                Equipment       Location of
 Name          Number       Payment       Expiry     Term (1)   Term (2)        Remaining (3)        Cost (4)        Equipment
----------     --------     -------       -------    ------     ----------      -------------        ---------       -------------






                                                                      ______              ______

                                                            Totals




                                        Willis Lease Finance Corporation

                                        By
                                           ---------------------------------

-----------------------

(1)  This is the original term of months of the lease.
(2) This is the number of months remaining on the lease at the date of this Schedule.
(3) This is the gross amount remaining payable in respect of the lease minus any unearned finance charge.
(4) This is the purchase price of the equipment to Willis as shown on the invoice of the manufacturer or distributor of the equipment.

                                                                      EXHIBIT D


                           MORTGAGE AND SECURITY AGREEMENT

                                     dated as of

                                    June 27, 1997

                                       made by

                           WILLIS LEASE FINANCE CORPORATION

                                     in favor of

                                CORESTATES BANK, N.A.

                           MORTGAGE AND SECURITY AGREEMENT

          MORTGAGE AND SECURITY AGREEMENT, dated as of June 27, 1997, made by WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (together with its successors and assigns, the "BORROWER"), with its chief executive office and chief place of business at 180 Harbor Drive, Suite 200, Sausilito, CA 94965 in favor of CORESTATES BANK, N.A., a national banking association (together with its successors and assigns, the "MORTGAGEE").

                                 W I T N E S S E T H:

          WHEREAS, the Mortgagee has agreed to make revolving credit loans to the Borrower (the "Loans") pursuant to the Credit Agreement, dated as of June 12, 1997 between the Borrower and the Mortgagee (as the same may be amended, modified or supplemented from time to time, herein called the "Credit Agreement");

          WHEREAS, the Loans will be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A to the Credit Agreement payable to the order of the Mortgagee (such note, as amended, modified or supplemented from time to time, together with any extensions, replacements or renewals thereof, herein called the "Note");

          WHEREAS, as a condition to the making of the Loans by the Mortgagee to the Borrower pursuant to the Credit Agreement, the Mortgagee has required that the Borrower provide to the Mortgagee security for the payment by the Borrower of the Note and the performance by the Borrower of its respective obligations under the Credit Agreement, this Mortgage and the other Mortgage Documents;

          WHEREAS, in order to secure the payment of the Note and the performance of the other obligations of the Borrower to the Mortgagee under the Credit Agreement, this Mortgage and the other Mortgage Documents, and for the purpose of subjecting the Collateral to the Lien of this Mortgage as security for the payment of the Note and the performance of such obligations, the Borrower is entering into this Mortgage with the Mortgagee.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Mortgagee to make the Loan and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower hereby agrees with the Mortgagee for its benefit as follows:

                                      ARTICLE I

                                 CERTAIN DEFINITIONS

          SECTION I.1. DEFINITIONS. The following terms shall have the following defined meanings (and shall be applicable to both the singular and the plural forms of such terms):

          "ACT" shall mean the United States Federal Aviation Act of 1958, as amended, as in effect on the date of this Mortgage, as recodified in 49 U.S.C.
Section 40101 et. seq., as amended, or any successor or substituted legislation at the time in effect and applicable.

          "AIRFRAME" means each Aircraft purchased by Borrower described in a Mortgage Supplement hereto, together with any and all Parts which are either incorporated or installed in or attached to such Airframe or required to be subject to the lien and security interest of this Mortgage.

          "COLLATERAL" shall have the meaning set forth in the Granting Clause hereof.

          "DEFAULT" means any event specified in Section 4.01 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both or for the happening of any other condition, event or act has been satisfied.

          "ENGINE" means each engine described in a Mortgage Supplement hereto (each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower), together with any and all Parts which are either incorporated or installed in or attached to such Engine or required to be subject to the lien and security interest of this Mortgage.

          "EVENT OF DEFAULT" means any of the events specified in Section 4.01 hereof, provided that any requirement for the giving of notice, the lapse of time or both for the happening of any other condition, event or act has been satisfied.

          "EVENT OF LOSS" means a Total Loss (as defined in each Lease) or, at any time when a Lease shall not be in effect with respect to a particular piece of Collateral, any of the following events with respect to any property:

               (i)   loss of such property due to theft,
          disappearance for a period in excess of forty-five (45) days, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

               (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss;

               (iii) the confiscation, seizure or hijacking of, or requisition of title to or use of, such property by private Persons or any Governmental Authority or purported Governmental Authority other than the United States government or any local authority within the United States or any agency or instrumentality thereof for a period in excess of 90 days;

               (iv) the confiscation, seizure of, or requisition of title to or use of, such property by the United States government or any local authority within the United States or any agency or instrumentality of the foregoing for a period in excess of ninety (90) days, except for a requisition of use by the United States while the United States pays to the Borrower or the Permitted Lessee compensation for such requisition in an amount equal to or in excess of the Rent (as such term is defined in the Lease or applicable Replacement Lease).

               (v) the operation or location of such property in any area excluded from coverage by any insurance policy in effect with respect to such property except to the extent that such property is operated in such area solely as a result of a hijacking or unlawful seizure.

          "GAAP" means generally accepted accounting principles in the jurisdiction of incorporation of such relevant Person in effect from time to time.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

          "LEASE" means each of the lease agreements described in Mortgage Supplement hereto, upon which the Borrower is the lessor or an assignee of the lessor as the same may be modified, amended or supplemented from time to time

          "LEASE EVENT OF DEFAULT" means an Event of Default as defined in the Lease.

          "LESSEE" means, with respect to a given Lease, the Lessee as defined therein.

          "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge or encumbrance, lease, right of others or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same legal effect as any of the foregoing (e.g., a lease which would be treated as a security agreement)), and the filing of, or agreement to give, any financing statement or comparable document.

          "MORTGAGE" means this Mortgage and Security Agreement, as the same may be amended, modified or supplemented from time to time (including by means of one or more Mortgage Supplements).

          "MORTGAGE DOCUMENTS" means this mortgage and all documents relating to the perfection and/or establishment of the Lien intended to be created by this Mortgage (including, without limitation, the Mortgage Supplement(s), the Note, any other documents relating to the Bank's security interest in the Collateral and any documents expressly stated to be Mortgage Documents).

          "MORTGAGE SUPPLEMENT" means a Mortgage Supplement, substantially in the form of Exhibit A hereto.

          "OBLIGATIONS" means the aggregate unpaid principal amount of, and accrued interest on, the Note and all of the other payment and other obligations and liabilities of the Borrower now or hereafter existing under this Mortgage, the Note, the Credit Agreement and each Mortgage Document, whether for principal, interest, premiums, fees, expenses or otherwise.

          "PARTS" means, at any time, all parts, components, equipment, instruments, appliances, avionics, radio and radar devices, cargo handling systems and loose equipment that are at such time incorporated or installed in or attached to an Airframe or Engine.

          "PERMITTED LESSEE" means, with respect to a given Lease, the Lessee thereunder and any substitute Lessee which is acceptable to the Mortgagee.

          "PERSON" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

          "PROCEEDS" means whatever is receivable or received when the Airframe or any Engine or any Spare Part or any Part or other collateral is sold, exchanged, collected or otherwise disposed of, including, without limitation, all amounts payable or paid under insurance, requisition or other payments as the result of any loss (including an Event of Loss) or damage to such Airframe or Engine or Spare Part or Part.

          "RECORDS" shall have the meaning set forth in the Granting Clause hereof.

          "SECURITY DEPOSIT" means, with respect to a given Lease, the "Security Deposit" as such term is defined in such Lease.

          "SPARE PARTS" means an accessory, appurtenance or part of an aircraft (except an aircraft engine or propeller) or appliance that is to be installed at a later time in an aircraft, aircraft engine, propeller or appliance as described in a Mortgage Supplement hereto.

                                      ARTICLE II

                                   GRANTING CLAUSE

          The Borrower hereby assigns, mortgages, transfers and confirms unto the Mortgagee, and hereby grants to the Mortgagee a first priority security interest in, all right, title and interest of the Borrower in and to the following property, whether now owned or hereafter acquired, and all replacements of the following property as collateral security for the prompt and complete payment and performance when due of all the Obligations (herein collectively called the "Collateral"),to wit:

          (i)   each Airframe, Engine, all Spare Parts and Parts;

          (ii) all of the Borrower's right, title and interest in and to any lease of an Engine and any Spare Parts, including, without limitation, each Lease together with all renewals of or replacements for any such lease, executed from time to time, and all payments, including, without limitation, all payments of rent, each Security Deposit, and all proceeds thereof, insurance proceeds and all other amounts due or to become due thereunder but not including maintenance reserves (subject, in each case, to the rights of the Permitted Lessee thereto under the applicable lease);

          (iii) all logs, books, maintenance records and other information relating to the Airframe, Engines or Spare Parts pertaining thereto (collectively, the "Records") as well as all right, title and interest of the Borrower in, to and under the overhaul, repair and maintenance manuals, programs and catalogues which are part of or used in connection with the maintenance program for the Airframe or Engines; and

          (iv)  all Proceeds of all or any of the foregoing.


                                     ARTICLE III

                                      COVENANTS

          SECTION III.1. REGISTRATION: MAINTENANCE AND OPERATION. The Borrower, at its own cost and expense, will: (i) prior to mortgaging an Airframe hereunder, cause each Airframe to be duly registered, and at all times thereafter to remain duly registered, in the name of the Borrower in accordance with the Act, if applicable, or other applicable law; (ii) at all times maintain, service, repair, overhaul and test or cause to be maintained, serviced, repaired, overhauled and tested each Engine, Spare Part and Part so as to keep the same in as good operating condition as when originally mortgaged hereunder, ordinary wear and tear excepted, and, in any event in the condition required by the relevant Lease; and (iii) maintain or cause to be maintained (in the English language) all Records.

          SECTION III.2. FURTHER ASSURANCES. The Borrower will take, or cause to be taken, at the Borrowers cost and expense, such action with respect to the execution, delivery, recording, registration, filing, re-recording, re-registration and refiling of this Agreement and any financing statements, Mortgage Supplements or other instruments as are necessary or desirable, or that the Mortgagee may from time to time request, to fully carry out the intent and purpose of this Agreement or to establish, protect, preserve, and/or perfect the Liens created by this Agreement, and will furnish to the Mortgagee (a) timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable the Mortgagee to take such action, and (b) evidence of every such action taken by the Borrower.

          SECTION III.3. LIENS. The Borrower will not create or suffer to exist any Lien upon or with respect to any of the Collateral, except for (i) the Lien of this Mortgage, (ii) materialmen's, suppliers' or mechanics' liens or other similar liens arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent or is being contested by the Borrower in good faith (and for the payment of which adequate reserves have been set aside on the books of the Borrower) by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral, (iii) Liens for landing, navigation and overflight charges not yet delinquent and in an aggregate amount not greater than $50,000 and (iv) the rights of others under agreements and arrangements to the extent permitted by the terms of the Credit Agreement or the relevant Lease.

          SECTION III.4. BOOKS AND RECORDS; INSPECTION The Borrower shall faithfully keep complete and accurate books and records and make all necessary entries therein to reflect the quantities, costs, current values and locations of all Collateral, the events and transactions giving rise thereto and all payments, credits and adjustments applicable thereto, shall keep the Mortgagee fully and accurately informed as to the locations of all such books and records and shall permit the Mortgagee's agents to have such access to them and to any other records pertaining to the Borrower's business as the Mortgagee may request from time to time. In addition, the Borrower agrees to permit the Mortgagee to visit the property of the Borrower to inspect any Airframe, Engine or Spare Parts, and in the case of Airframes and Engines subject to lease, to the extent permitted under the Lease, to arrange for the Lessee to permit Mortgagee to inspect any Airframe, Engine or Spare Parts.

          SECTION III.5. CERTIFICATE OF TITLE. If any item or unit of Collateral is now or hereafter the subject of a certificate of title or is required by law so to be, the Borrower will promptly procure the necessary certificate of title and take all steps necessary to cause the Mortgagee's lien or security interest therein to be noted on the face of such certificate and undertake such other steps as may be necessary to assure that the Mortgagee has a first priority, perfected security interest in each such item or unit of Collateral, and shall thereafter deposit the original of such certificate of title with the Mortgagee.

          SECTION III.6. LOSS OF VALUE. The Borrower shall immediately notify the Mortgagee of any event causing any deterioration, loss or depreciation in value of any substantial portion of the Collateral and the Borrower's best estimate of the amount of such deterioration, loss or depreciation.

          SECTION III.7. INSURANCE. (a) The Borrower shall bear the risk of each Airframe, Engine or Spare Part being lost, destroyed, irreparably damaged or rendered permanently unfit for sale, lease or use or being damaged in part, from any cause whatsoever at any time during the term of this Agreement, and shall at its own cost and expense obtain and keep in full force and effect, in kind and form reasonably satisfactory to the Mortgagee, or in the alternative shall cause the lessee under each applicable Lease to do the same with respect to each Airframe, Engine or Spare Part subject to the lessee's Lease, all risk of physical loss or damage insurance covering the Airframe, Engine or Spare Part wherever the same may be located, insuring against the risks of fire, explosion, theft and such other risks as are customarily insured against by organizations engaged in the same business and similarly situated with the Borrower (and specifically including vandalism and malicious mischief coverage), in an amount usually carried by organizations engaged in the same business or similarly situated with the Borrower. All policies of such insurance shall be written for the benefit of the Borrower as the insured.

          (b) If the Borrower or the applicable lessee fails to pay any premium on any such insurance, the Mortgagee shall have the right, but shall be under no obligation, to pay such premium for the Borrower's account. The Borrower shall repay to the Mortgagee on demand all sums which the Mortgagee shall have paid under this section in respect of insurance premiums, with interest thereon and the Borrower's liability to the Mortgagee for such repayment with interest shall be included in the Obligations. The Borrower hereby assigns to the Mortgagee any return or unearned premium which may be due upon the cancellation for any reason whatsoever of any policy of insurance maintained in respect of the Collateral and hereby directs the insurer to pay the Mortgagee any amount so due. The Borrower's right to receive payment of any such return or unearned premium and the proceeds of any such insurance shall constitute a part of the Collateral for all purposes hereof. If no Event of Default has occurred and is continuing, the Mortgagee shall pay any such return or unearned premium to the Borrower, provided that all amounts paid by Mortgagee in respect of insurance premiums have been repaid in full with interest.


                                      ARTICLE IV

                            EVENTS OF DEFAULT AND REMEDIES

          SECTION IV.1. EVENTS OF DEFAULT AND REMEDIES. (a) The Borrower shall be in default upon the occurrence of any one of the following events (each an "Event of Default"):

          (i) the Borrower shall fail to pay any amount payable in respect of any Obligation when due (including the expiration of any applicable grace periods).

          (ii) any representation, warranty or information herein, heretofore or hereafter furnished to the Mortgagee by the Borrower in connection with any of the Liabilities, including any warranty made by the Borrower through the submission of any schedule, statement, certificate or other document pursuant to or in connection with this Agreement, shall be false in any material respect.

          (iii) there shall exist any Event of Default as defined under the Credit Agreement.

     (b) Upon the occurrence of any Event of Default which shall be continuing, unless the Mortgagee elects otherwise, the entire unpaid amount of such of the Liabilities as is not then otherwise due and payable shall become immediately due and payable as provided in the Credit Agreement without notice to or demand on the Borrower.

     (c) The exercise by the Mortgagee of any one right or remedy shall not be deemed a waiver or release of or any election against any other right or remedy, and the Mortgagee may proceed against the Borrower and the Collateral and any other collateral granted by the Borrower to the Mortgagee under any other agreement, all in any order and through any available remedies. A waiver on any one occasion shall not be construed as a waiver or bar on any future occasion. All property of any kind held at any time by the Mortgagee as Collateral shall stand as one general continuing collateral security for all the Obligations and may be retained by the Mortgagee as security until all the Obligations are fully satisfied.

          SECTION IV.2. POSSESSION OF AIRFRAME, ENGINE AND SPARE PARTS. Upon an event of default, the Mortgagee may, without notice, take possession of the whole or any part of any Airframe, Engine or Spare Parts and may exclude the Borrower, and all persons claiming under the Borrower, wholly or partly therefrom. At the request of the Mortgagee, the Borrower shall promptly deliver or cause to be delivered to the Mortgagee or to whomsoever the Mortgagee shall designate, at such time or times and place or places as the Mortgagee may specify, any item of Collateral specified by the Mortgagee. In addition, the Borrower will provide, without cost or expense to the Mortgagee, storage facilities for such Airframe, Engine or Spare Parts and will cause such Airframe, Engines or Spare Parts to be maintained as required by the terms hereof and of the Credit Agreement. It the Borrower shall for any reason fail to deliver such Airframe, Engine or Spare Part or any part thereof after demand by the Mortgagee, the Mortgagee may, without being responsible for loss or damage, except to the extent caused by the gross negligence or wilful misconduct of the Mortgagee, (i) obtain a judgment conferring on the Mortgagee the right to immediate possession or requiring the Borrower to deliver immediate possession of all or part of such Airframe, Engine or Spare Part to the Mortgagee, to the entry of which judgment the Borrower hereby specifically consents, or (ii) with or, to the fullest extent provided by law, without such judgment, pursue the whole or any part of such Airframe, Engine or Spare Part wherever it may be found and enter any of the premises where such Airframe, Engine or Spare Part may be and take possession of and remove the same. Upon every such taking of possession, the Mortgagee may (but shall not be obligated to), from time to time, make all such reasonable expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Airframe, Engine or Spare Part as it may deem proper.

          SECTION IV.3. RECEIVER. The Mortgagee shall be entitled, as a matter of right as against the Borrower, without notice or demand and without regard to the adequacy of the security for the Obligations by virtue of this Mortgage or any other collateral or to the solvency of the Borrower, upon the commencement of judicial proceedings by it to enforce any right under this Mortgage, to the appointment of a receiver of all or any part of the Collateral.

          SECTION IV.4.  SALE AND SUITS FOR ENFORCEMENT.   (a) Upon an Event of
Default, the Mortgagee, with or without taking possession of an Airframe, Engine or Spare Part, may:

                (i) to the extent and in the manner permitted by law, sell at one or more sales, as an entirety or in separate lots or parcels, the whole or any part of such Airframe, Engine or Spare Part, at public or private sale, at such place or places and at such time or times and upon such terms, including terms of credit (which may include the retention of title by the Mortgagee to the property so sold), as the Mortgagee may determine, whether or not such Airframe, Engine or Spare Part shall be at the place of sale; and

                (ii) proceed to protect and enforce its rights under this Mortgage by suit, whether for specific performance of any covenant herein contained or in aid of the exercise of any power herein granted or for the foreclosure of this Mortgage and the sale of the Collateral under the judgment or decree of a court of competent jurisdiction or for the enforcement of any other right.

          (b) At any public sale of such Airframe, Engine or Spare Part or any part thereof by the Mortgagee pursuant to paragraph (a)(i) above, the Mortgagee may consider and accept bids requiring the extension of credit to the bidder and may determine the highest bidder at such sale, whether or not the bid of such bidder shall be solely for cash or shall require the extension of credit.

          (c) The Mortgagee, to the extent permitted by law, may from time to time adjourn any sale under paragraph (a) (i) above by announcement at the time and place appointed for such sale or for any adjournment thereof; and without further notice or publication, except as may be required by law, such sale to be made at the time and place to which the same shall have been so adjourned.

          (d) Upon the completion of any sale under paragraph (a)(i) above, full title and right of possession to the Airframe, Engine or Spare Part so sold shall (subject to any retention of title by the Mortgagee as part of the terms of such sale) pass to the accepted purchaser forthwith upon the completion of such sale, and the Borrower shall deliver, in accordance with the instructions of the Mortgagee (including causing the Engine or Spare Part to be flown to such airports as the Mortgagee may specify), such Airframe, Engine or Spare Part so sold. If the Borrower shall for any reason fail to deliver such Airframe, Engine or Spare Part the Mortgagee shall have all of the rights granted by
Section 4.02 hereof. The Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Borrower, in its name and stead, to make all necessary conveyances of an Airframe, Engine or Spare Part if so sold. Nevertheless, if so requested by the Mortgagee or by any purchaser, the Borrower shall confirm any such sale or conveyance by executing and delivering all proper instruments of conveyance or releases as may be designated in any such request.

          (e) The Borrower hereby covenants and agrees that a notice, which shall be sent in accordance with the provisions of the Credit Agreement or this Mortgage, at least 30 days before the date of any of the foregoing acts described in this Section 4.04 shall be deemed to be reasonable notice of such act and, specifically, reasonable notification of the time and place of any public sale hereunder and reasonable notification of the time after which any private sale or other intended disposition to be made hereunder is to be made.

          SECTION IV.5. EXPENSES OF ENFORCEMENT. The Borrower shall pay to the Mortgagee on demand any and all reasonable expenses (including reasonable attorneys' fees and legal expenses) which may have been incurred by the Mortgagee, with interest (i) in the prosecution or defense of any action growing out of or connected with the subject matter of this Agreement, the Obligations, the Collateral or any of the Mortgagee's rights therein or thereto; or (ii) in connection with the custody, preservation, use, operation, preparation for sale or sale of any of the Collateral or in connection with obtaining possession of any of the Collateral, the incurring of all of which are hereby authorized to the extent the Mortgagee deems the same advisable. The Borrower's liability to the Mortgagee for any such payment with interest shall be included in the Obligations. The Proceeds of any Collateral received by the Mortgagee at any time before or after default, whether from a sale or other disposition of Collateral or otherwise, or the Collateral itself, may be applied to the payment in full or in part of such of the Obligations and in such order and manner as the Mortgagee may elect. The Borrower, to the extent of its rights in the Collateral, waives and releases any right to require the Mortgagee to collect any of the Obligations from any other of the Collateral or any other collateral then held by the Mortgagee under any theory of marshaling of assets or otherwise.


          SECTION IV.6. WAIVER OF APPRAISEMENT, ETC.. The Borrower agrees, to the fullest extent that it lawfully may, that it will not (and hereby irrevocably waives its right to) at any time plead, or claim the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Collateral.

          SECTION IV.7. REMEDIES CUMULATIVE. No remedy herein conferred upon the Mortgagee is intended to be exclusive of any other remedy, but every such remedy shall be cumulative and shall be in addition to every other remedy herein conferred or now or hereafter existing in law.

          SECTION IV.8. APPLICATION OF PROCEEDS. If an Event of Default shall have occurred and be continuing, the proceeds of any sale, lease or other disposition of all or any part of the Collateral pursuant to this Mortgage and all other sums realized or held by the Mortgagee under this Mortgage or any proceedings hereunder (including any proceeds of insurance) shall be applied in the following order of priority:

               FIRST: To the payment of the expenses of any such sale, lease, disposition or other realization (and of the retaking, holding and preparing for sale or lease), including reasonable compensation to the Mortgagee's agents and counsel, and all expenses, liabilities and advances made or incurred by the Mortgagee in connection therewith or incurred as a result of the Mortgagee performing any Obligation of the Borrower, including, without limitation, taxes upon or with respect to such sale, lease, disposition or realization and the payment of taxes and Liens, if any, prior to the Lien of this Mortgage and the fees and expenses of the Borrower;

               SECOND: To the payment of the Obligations in whole or in part in such order as the Mortgagee may elect;

               THIRD: To the Borrower or as any court of competent jurisdiction may otherwise direct.

          SECTION IV.9. DELAY OR OMISSION; POSSESSION OF NOTES.. (a) No delay or omission of the Mortgagee to exercise any right or remedy arising upon the happening of any Default or Event of Default shall impair any right or remedy or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every right and remedy given to the Mortgagee by this
Article IV or by applicable law may be exercised from time to time and as often as may be deemed expedient by the Mortgagee.

          (b) All rights of action under this Mortgage may be enforced by the Mortgagee without the possession of the Note or any other instrument or document evidencing any obligation or the production thereof in any proceeding.

          SECTION IV.10. POWER OF ATTORNEY. The Borrower hereby irrevocably appoints the Mortgagee the true and lawful attorney of the Borrower for the duration of this Agreement (with full power of substitution) in the name, place and stead of, and at the expense of, the Borrower in connection with the enforcement of the rights and remedies provided for in this Article IV: (a) to give any necessary receipts or acquittances for amounts collected or received hereunder, (b) to make all necessary transfers of the Airframe, Engines or Spare Parts in connection with any sale, lease or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale, lease or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, (d) execute in the Borrower's name and file one or more financing, amendment and continuation statements covering the Collateral, and (e) to sign any agreements, orders or other documents in connection with or pursuant to the Lease. Nevertheless, if so requested by the Mortgagee or a purchaser, lessor or lessee, the Borrower shall ratify and confirm any such sale, lease or other disposition by executing and delivering to the Mortgagee or such purchaser, lessor or lessee all proper hills of sale, assignments, releases, leases and other instruments as may be designated in any such request. Any such attorney of the Borrower shall have full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as the Borrower might do, and the Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.

                                      ARTICLE V

                                CONCERNING THE LEASES

          SECTION V.1. ACKNOWLEDGMENT OF LEASES. The Borrower and the Mortgagee acknowledge and agree for the benefit of each Permitted Lessee that notwithstanding any other provisions hereof to the contrary, the Lien of this Mortgage shall, so long as no Event of Default under a Lease has occurred and is continuing, be expressly subject to all of the rights of such Permitted Lessee under the applicable lease.

          SECTION V.2. QUIET ENJOYMENT, ETC. Borrower and the Mortgagee acknowledge and agree for the benefit of each Permitted Lessee that notwithstanding any other provision hereof to the contrary;

          (a) so long as no Event of Default under the Lease shall have occurred and be continuing, the Mortgagee shall not interfere or permit any Person acting by, through or under the Mortgagee to interfere with any right of such Permitted Lessee peaceably and quietly without hindrance or molestation to hold, possess and use, during the term of the applicable lease and in accordance with the terms thereof, the Airframe, Engine or Spare Part;

          (b) Subject to the provisions of this Agreement, and until the occurrence of an Event of Default and upon demand by the Mortgagee, the Borrower may exercise all the rights and enjoy all the benefits of the lessor under the applicable Lease.

          (c) any amounts held by the Mortgagee or any agent or trustee acting on behalf of the Mortgagee for which application is provided in the Lease or applicable Replacement Lease shall be applied solely as provided in such lease.

          SECTION V.3. ONLY ONE ORIGINAL LEASE. One originally executed Lease included in the Collateral shall be marked "original" and legended in form satisfactory to the Mortgagee to indicate that it is the original of the Lease with all other copies marked "copy." The original lease shall be delivered by the Borrower to the Mortgagee together with the original invoices for the equipment being leased, prior to said Lease being included in the Borrowing Base calculation.

          SECTION V.4. MISCELLANEOUS. (a) The Borrower shall remain liable as lessor under the applicable Lease to perform all the obligations assumed by the Borrower thereunder. The obligations of Borrower under the applicable Lease may be performed by Mortgagee or any subsequent assignee of the Mortgagee ("Subsequent Mortgagee") without releasing Borrower therefrom. The Mortgagee or any Subsequent Mortgagee shall have no liability or obligation under any Lease by reason of this Agreement and shall not, by reason of this Agreement, be obligated to perform any of the obligations of Borrower under the Leases or to file any claim or take any other action to collect or enforce any payment assigned hereunder.

          (b) The Borrower hereby agrees (i) to perform duly and punctually each of the terms, conditions and covenants contained in the Leases, and (ii) subject to the Borrower's business judgment and reasonable commercial practice, to exercise promptly and diligently each and every right it may have under the Leases.

          (c) The Borrower does hereby warrant and represent that all Leases are in full force and effect and that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as this Agreement shall remain in effect, the whole or any part of the rights hereby assigned, to anyone other than Mortgagee.


                                      ARTICLE VI

                               MISCELLANEOUS PROVISIONS

          SECTION VI.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Mortgage or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Mortgagee, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION VI.2. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective, shall be in writing and shall be personally delivered or sent by facsimile (with subsequent written confirmation) or by registered or certified first class mail, postage prepaid, return receipt requested, or by overnight (or next business day) courier service or by telegraph and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, on the day that such facsimile is transmitted, or, if by first class mail, five (5) days following the date on which such writing is deposited with the postal service, or the day after the date when deposited with an overnight (or next business day) courier service or, in the case of telegraphic notice, when delivered to the telegraphic company, addressed as follows, or to such other address as either party hereto may hereafter specify in writing to the other party:

          The Borrower:

          Willis Lease Finance Corporation
          180 Harbor Drive, Suite 200
          Sausilito, CA 94965
          Attention:  Steve Oldenburg

          The Mortgagee:

          CoreStates Bank, N.A.
          Transportation and Leasing Division
          FC 1-8-11-24
          1339 Chestnut Street
          Philadelphia, PA 19107
          Attention:  Hugh W. Connelly

          SECTION VI.3. CONTINUING LIEN AND SECURITY INTERESTS; TRANSFER. (a) This Mortgage shall create a continuing lien and security interest in the Collateral and shall (i) remain in full force and effect until payment and performance in full of all of the Obligations, (ii) be binding upon the Borrower, its successors and assigns, and (iii) inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee, and its respective successors, transferees and assigns.

          (b) The Mortgagee may, with the consent of Borrower (which consent shall not be unreasonably withheld) and subject to the provisions of Section
10.4 of the Credit Agreement assign or otherwise transfer the Note held by it and/or its rights hereunder or under the Credit Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Mortgagee herein or otherwise, subject, however, to the provisions hereof; provided that, as soon as practicable after such assignment or transfer, Mortgagee shall notify the Borrower of any change in payment instructions necessitated by such assignment or transfer. Upon the payment and performance in full of all of the Obligations, the lien and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Borrower. Upon any such termination, the Mortgagee will, at the Borrower's expense, execute and deliver to the Borrower an appropriate instrument evidencing such termination.

          SECTION VI.4.  GOVERNING LAW; SERVICE OF PROCESS; CHOICE OF FORUM.
(a)This Agreement shall be deemed to be a contract made under and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to Pennsylvania or federal principles of conflict of laws. This Agreement is subject to Sections 10.11 and 10.12 of the Credit Agreement regarding consent to jurisdiction and service of process and waiver of a jury trial.

          (b) To the extent permitted by law, service of process in any action against the Borrower or the Lender may be made by registered or certified mail, return receipt requested, to its address indicated herein.

          (c) The Borrower agrees that any final judgment rendered against it in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

          SECTION VI.5. SEVERABILITY. The invalidity of any one or more of the provisions of this Mortgage shall not affect the remaining provisions of this Mortgage; if any one or more of the provisions of this Mortgage should he held by any court of law to be invalid, or should operate to render this Mortgage invalid or to impair the lien and security interest of this Mortgage on all or the major portion of the property intended to he mortgaged hereunder, this Mortgage shall be construed as if such provisions had not been contained therein.

          SECTION VI.6. ENTIRE AGREEMENT. This Mortgage (including all exhibits hereto) and the documents executed pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and there are not other prior or contemporaneous written or oral understandings with regard to the subject matter hereof.

          SECTION VI.7. COUNTERPARTS. This Mortgage may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. No modification or waiver of any provision hereof shall be effective unless the same is in writing and signed by the party against whom its enforcement is sought.

          SECTION VI.8. CREDIT AGREEMENT TO CONTROL. In the event of a conflict between the terms of this Agreement and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

          IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed and delivered as of the day and year first above written.



                              WILLIS LEASE FINANCE CORPORATION


                              By:
                                 ---------------------------------
                                 Name:
                                 Title:


                              CORESTATES BANK, N.A.


                              By:
                                 ---------------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT A


                             MORTGAGE SUPPLEMENT NO. ___

          MORTGAGE SUPPLEMENT NO. _____ dated ____________, 199_,  of
Willis Lease Finance Corporation (together with its successors and assigns being hereinafter called the "Borrower"), supplementing the Mortgage and Security Agreement, dated as of June __, 1997 (as amended, modified or supplemented from time to time, herein called the "Mortgage"), made by the Borrower in favor of CoreStates Bank, N.A. (together with its successors and assigns, the "Mortgagee").

                                 W I T N E S S E T H:

          WHEREAS, the Mortgage provides for the execution and delivery from time to time of Mortgage Supplements thereto substantially in the form hereof, each of which shall particularly describe the Engines, Airframes and Spare Parts (such term and other defined terms in the Mortgage being herein used with the same meanings) and shall specifically mortgage such Engines, Airframes and Spare Parts to the Mortgagee; and

          WHEREAS, the Mortgage relates in part to the [Airframe, Engines or Spare Parts] described in the following paragraph, [and a counterpart of the Mortgage is attached hereto and made a part hereof (only for initial Mortgage Supplement)] (which Mortgage [and Mortgage Supplement No. 1] was recorded as one instrument with the Federal Aviation Administration on [ ] and assigned Conveyance Number [ ] (Only for Mortgage Supplements entered into subsequent to Mortgage Supplement No. 1)];

          NOW, THEREFORE, This Supplement Witnesseth, that to secure (i) the prompt and complete payment and performance when due of all of the Obligations and (ii) the performance and observance by the Borrower of all the agreements, covenants and provisions in the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of the sum of $1.00 paid to the Borrower by the Mortgagee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Borrower has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a security interest in and confirmed unto the Mortgagee, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge, grant a security interest in and confirm unto the Mortgagee, the following described property (the "Mortgaged Property"):

               [ (i)     ##  (#)   airframe(s);   Manufacturer's serial No. [
          ] ; and United States Registration NO. [       ] and;]

               [(ii)     ## (#) [                   ] engines bearing,
          respectively, Manufacturer's Serial Nos. [ ] and [ ], respectively (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower), whether or not such engines shall be installed in or attached to any airframe;]

               [(iii)    the spare parts listed below]

               [(iv)     ____________ dated _________, 19__ between the
     Borrower, as lessor and _______________ as lessee.]

          B. all parts, components, equipment, instruments, appliances, avionics, radio and radar devices, cargo handling systems and loose equipment that are incorporated or installed in or attached to said [Engine, Airframe or Spare Part], whether now owned or hereafter acquired by the Borrower; and

          C. all Records relating to any of the property described in paragraphs A and B above.

          TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

          This Supplement shall be construed as supplemental to the Mortgage and shall form a part of the Mortgage and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

          This Supplement is being delivered in the State of Pennsylvania.

          This Supplement may be executed by the Borrower and the Mortgagee in separate counterparts, each of which when so executed and delivered is an original, but all such counterparts shall together constitute but one and the same Supplement.

          AND, FURTHER, the Borrower hereby acknowledges that the Mortgaged Property has been delivered to the Borrower and is included in the property of the Borrower covered by all the terms and conditions of the Mortgage.

          IN WITNESS WHEREOF, the Borrower and the mortgagee have each caused this Supplement to be duly executed, as of the day and year first above written.



                         WILLIS LEASE FINANCE CORPORATION


                         By:
                             -------------------------------
                             Name:
                             Title:


                         CORESTATES BANK, N.A.

                         By:
                             -------------------------------
                             Name:
                             Title:

AMENDMENT NO. 1
TO
MORTGAGE AND SECURITY AGREEMENT

     Amendment No. 1, dated November 18, 1997, (the "AMENDMENT") to the Mortgage and Security Agreement, dated as of June 27, 1997, (the "AGREEMENT") made by WILLIS LEASE FINANCE CORPORATION, a California corporation ("WILLIS") in favor of CORESTATES BANK, N.A., a national banking association ("CORESTATES BANK", "CORESTATES" or the "BANK") which has been supplemented and recorded by the Federal Aviation Administration as follows:

     Agreement and Mortgage Supplement No. 1 of the Borrower, dated June 27, 1997 were recorded by the Federal Aviation Administration on July 9, 1997, and assigned Conveyance No. H90651; and

     Mortgage Supplement No. 2 of the Borrower, dated June 30, 1997 was recorded by the Federal Aviation Administration on July 9, 1997, and assigned Conveyance No. H90653; and

     Mortgage Supplement No. 3 of the Borrower, dated July 28, 1997 was recorded by the Federal Aviation Administration on July 31, 1997, and assigned Conveyance No. GG011163; and

     Mortgage Supplement No. 4 of the Borrower, dated August 1, 1997 was recorded by the Federal Aviation Administration on August 20, 1997, and assigned Conveyance No. M32717; and

     Mortgage Supplement No. 5 of the Borrower, dated August 25, 1997 was filed with the Federal Aviation Administration on August 26, 1997, but has not yet been recorded; and

     Mortgage Supplement No. 6 of the Borrower, dated September 29, 1997 was filed with the Federal Aviation Administration on September 29, 1997, but has not yet been recorded; and

     Mortgage Supplement No. 7 of the Borrower, dated September 30, 1997 was recorded by the Federal Aviation Administration on October 6, 1997, and assigned Conveyance No. FF22634; and

All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

                                PRELIMINARY STATEMENT

     WHEREAS, CoreStates and Willis have agreed in an amendment dated as of November 8, 1997 to amend the Credit Agreement, dated as of June 12, 1997 between Willis and CoreStates (the "Credit Agreement") such that certain de Havilland turbo prop aircraft along with certain spare engines will be included within the definition of Category A Equipment, as such term is defined in the Credit Agreement.

     WHEREAS, CoreStates and Willis wish to amend the Agreement to enable CoreStates to obtain a security interest in aircraft (including de Havilland turbo prop aircraft) along with any lease of such aircraft,

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:
     1. SECTION 1.01 OF THE AGREEMENT.

     (a)  The following definition is hereby inserted and shall read as follows:

          "AIRCRAFT" means each aircraft described on a Mortgage Supplement hereto, including the Airframe, together with the Engines installed thereon (or any Engine substituted for one of said Engines as a result of an Event of Loss), whether or not any of said initial or substitute Engines may from time to time be installed on such Airframe.

     (b) The following definitions are hereby amended and restated in their entirety to read as follows:

          "Airframe" means each Aircraft (except for the Engine or Engines from time to time installed thereon) described in a Mortgage Supplement hereto, together with any and all Parts which are either incorporated or installed in or attached to such Airframe or required to be subject to the lien and security interest of this Mortgage.

          "Engine" means each engine described in a Mortgage Supplement hereto (each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower), together with any propeller described in a Mortgage Supplement hereto ("Propeller"), whether or not such Propeller is from time to time installed on the Airframe (or any propeller substituted for one of said Propellers). An Engine shall also include any and all Parts which are either incorporated or installed in or attached to such Engine or Propeller or required to be subject to the lien and security interest of this Mortgage.

     2. ARTICLE II OF THE AGREEMENT.

     (a)  Clause (ii) is hereby amended such that the word "Aircraft," shall be
          and hereby is inserted        immediately preceding the word "Engine"

     (b) Clause (iii) is hereby amended and restated in its entirety to read as follows:

          "(iii)    all records, logs and other materials required to be
          maintained with respect to each Aircraft by persons in operational control of such Aircraft under any applicable laws, rules or regulations and all logs, books, maintenance records and other information relating to the Airframe, Engines or Spare Parts pertaining thereto (collectively, the "Records") as well as all right, title and interest of the Borrower in, to and under the overhaul, repair and maintenance manuals, programs and catalogues which are part of or used in connection with the maintenance program for the Aircraft, Airframe or Engines; and"

     3. SECTION 3.01 OF THE AGREEMENT. Section 3.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

          SECTION 3.01 REGISTRATION: MAINTENANCE AND OPERATION. The Borrower, at its own cost and expense, will: (i) prior to mortgaging an Aircraft or Airframe hereunder, cause each Airframe to be duly registered, and at all times thereafter to remain duly registered, in the name of the Borrower in accordance with the Act, if applicable, or other applicable law; (ii) at all times maintain, service, repair, overhaul and test or cause to be maintained, serviced, repaired, overhauled and tested each Aircraft, Engine, Spare Part and Part so as to keep the same in as good operating condition as when originally mortgaged hereunder, ordinary wear and tear excepted, and, in any event in the condition required by the relevant Lease; and
          (iii) maintain or cause to be maintained (in the English language) all Records.

     4. SECTION 4.02 OF THE AGREEMENT. Section 4.02 of the Agreement is hereby amended and restated in its entirety to read as follows:

          SECTION 4.02 POSSESSION OF AIRCRAFT, AIRFRAME, ENGINE AND SPARE PARTS. Upon an event of default, the Mortgagee may, without notice, take possession of the whole or any part of any Aircraft, Airframe, Engine or Spare Parts and may exclude the Borrower, and all persons claiming under the Borrower, wholly or partly therefrom. At the request of the Mortgagee, the Borrower shall promptly deliver or cause to be delivered to the Mortgagee or to whomsoever the Mortgagee shall designate, at such time or times and place or places as the Mortgagee may specify, any item of Collateral specified by the Mortgagee. In addition, the Borrower will provide, without cost or expense to the Mortgagee, storage facilities for such Aircraft, Airframe, Engine or Spare Parts and will cause such Aircraft, Airframe, Engines or Spare Parts to be maintained as required by the terms hereof and of the Credit Agreement. It the Borrower shall for any reason fail to deliver such Aircraft, Airframe, Engine or Spare Part or any part thereof after demand by the Mortgagee, the Mortgagee may, without being responsible for loss or damage, except to the extent caused by the gross negligence or wilful misconduct of the Mortgagee, (i) obtain a judgment conferring on the Mortgagee the right to immediate possession or requiring the Borrower to deliver immediate possession of all or part of such Aircraft, Airframe, Engine or Spare Part to the Mortgagee, to the entry of which judgment the Borrower hereby specifically consents, or (ii) with or, to the fullest extent provided by law, without such judgment, pursue the whole or any part of such Aircraft, Airframe, Engine or Spare Part wherever it may be found and enter any of the premises where such Aircraft, Airframe, Engine or Spare Part may be and take possession of and remove the same. Upon every such taking of possession, the Mortgagee may (but shall not be obligated to), from time to time, make all such reasonable expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Aircraft, Airframe, Engine or Spare Part asit may deem proper.

     5. SECTION 4.04 OF THE AGREEMENT. Section 4.04 of the Agreement is hereby amended and restated in its entirety to read as follows:

     SECTION 4.04  SALE AND SUITS FOR ENFORCEMENT.   (a) Upon an Event of
     Default, the Mortgagee, with or without taking possession of an Aircraft, Airframe, Engine or Spare Part, may:

               (i) to the extent and in the manner permitted by law, sell at one or more sales, as an entirety or in separate lots or parcels, the whole or any part of such Aircraft, Airframe, Engine or Spare Part, at public or private sale, at such place or places and at such time or times and upon such terms, including terms of credit (which may include the retention of title by the Mortgagee to the property so sold), as the Mortgagee may determine, whether or not such Aircraft, Airframe, Engine or Spare Part shall be at the place of sale; and

               (ii) proceed to protect and enforce its rights under this Mortgage by suit, whether for specific performance of any covenant herein contained or in aid of the exercise of any power herein granted or for the foreclosure of this Mortgage and the sale of the Collateral under the judgment or decree of a court of competent jurisdiction or for the enforcement of any other right.

          (b) At any public sale of such Aircraft, Airframe, Engine or Spare Part or any part thereof by the Mortgagee pursuant to paragraph (a)(i) above, the Mortgagee may consider and accept bids requiring the extension of credit to the bidder and may determine the highest bidder at such sale, whether or not the bid of such bidder shall be solely for cash or shall require the extension of credit.

          (c) The Mortgagee, to the extent permitted by law, may from time to time adjourn any sale under paragraph (a) (i) above by announcement at the time and place appointed for such sale or for any adjournment thereof; and without further notice or publication, except as may be required by law, such sale to be made at the time and place to which the same shall have been so adjourned.

          (d) Upon the completion of any sale under paragraph (a)(i) above, full title and right of possession to the Aircraft, Airframe, Engine or Spare Part so sold shall (subject to any retention of title by the Mortgagee as part of the terms of such sale) pass to the accepted purchaser forthwith upon the completion of such sale, and the Borrower shall deliver, in accordance with the instructions of the Mortgagee (including causing the Aircraft, Engine or Spare Part to be flown to such airports as the Mortgagee may specify), such Aircraft, Airframe, Engine or Spare Part so sold. If the Borrower shall for any reason fail to deliver such Aircraft, Airframe, Engine or Spare Part the Mortgagee shall have all of the rights granted by Section 4.02 hereof. The Mortgagee is hereby irrevocably appointed the true and lawful attorney of the Borrower, in its name and stead, to make all necessary conveyances of an Aircraft, Airframe, Engine or Spare Part if so sold. Nevertheless, if so requested by the Mortgagee or by any purchaser, the Borrower shall confirm any such sale or conveyance by executing and delivering all proper instruments of conveyance or releases as may be designated in any such request.

          (e) The Borrower hereby covenants and agrees that a notice, which shall be sent in accordance with the provisions of the Credit Agreement or this Mortgage, at least 30 days before the date of any of the foregoing acts described in this Section 4.04 shall be deemed to be reasonable notice of such act and, specifically, reasonable notification of the time and place of any public sale hereunder and reasonable notification of the time after which any private sale or other intended disposition to be made hereunder is to be made.

     6. SECTION 5.02 OF THE AGREEMENT. Section 5.02, subsection (a) of the Agreement is hereby amended and restated in its entirety to read as follows:

          (a) so long as no Event of Default under the Lease shall have occurred and be continuing, the Mortgagee shall not interfere or permit any Person acting by, through or under the Mortgagee to interfere with any right of such Permitted Lessee peaceably and quietly without hindrance or molestation to hold, possess and use, during the term of the applicable lease and in accordance with the terms thereof, the Aircraft, Airframe, Engine or Spare Part;

     7. EXHIBIT A TO THE CREDIT AGREEMENT.   Exhibit A to the Agreement shall be
and is hereby amended and restated in its entirety to be as set forth in Exhibit A attached hereto.

     8. COVENANTS. Willis hereby represents and warrants that it is in compliance and has complied with each and every covenant set forth in the Agreement, including but not limited to Article 3 thereof, on and as of the date hereof.

     9. CORPORATE AUTHORIZATION AND DELIVERY OF DOCUMENTS. CoreStates shall have received copies, certified as of the date hereof, of all action taken by Willis and any other necessary Person to authorize this Amendment and such other papers as CoreStates shall require.

     10. EFFECT OF AMENDMENT. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

     11. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.


                                        WILLIS LEASE FINANCE CORPORATION


                                        By
                                           ----------------------------
                                        Name:
                                        Title:

                                        CORESTATES BANK, N.A.


                                        By
                                           ----------------------------
                                             Hugh W. Connelly
                                             Vice President

                                                                       EXHIBIT A


                             MORTGAGE SUPPLEMENT NO. ___

          MORTGAGE SUPPLEMENT NO. _____ dated ____________, 199_, of Willis Lease Finance Corporation (together with its successors and assigns being hereinafter called the "Borrower"), supplementing the Mortgage and Security Agreement, dated as of June __, 1997 (as amended, modified or supplemented from time to time, herein called the "Mortgage"), made by the Borrower in favor of CoreStates Bank, N.A. (together with its successors and assigns, the "Mortgagee").

                                 W I T N E S S E T H:

          WHEREAS, the Mortgage provides for the execution and delivery from time to time of Mortgage Supplements thereto substantially in the form hereof, each of which shall particularly describe the Aircraft, Engines, Airframes and Spare Parts (such term and other defined terms in the Mortgage being herein used with the same meanings) and shall specifically mortgage such Aircraft, Engines, Airframes and Spare Parts to the Mortgagee; and

          WHEREAS, the Mortgage relates in part to the [Aircraft, Airframe, Engine or Spare Parts] described in the following paragraph, [and a counterpart of the Mortgage is attached hereto and made a part hereof (only for initial Mortgage Supplement)] (which Mortgage [and Mortgage Supplement No. 1] was recorded as one instrument with the Federal Aviation Administration on [ ] and assigned Conveyance Number [ ] (Only for Mortgage Supplements entered into subsequent to Mortgage Supplement No. 1)];

          NOW, THEREFORE, This Supplement Witnesseth, that to secure (i) the prompt and complete payment and performance when due of all of the Obligations and (ii) the performance and observance by the Borrower of all the agreements, covenants and provisions in the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of the sum of $1.00 paid to the Borrower by the Mortgagee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Borrower has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a security interest in and confirmed unto the Mortgagee, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge, grant a security interest in and confirm unto the Mortgagee, the following described property (the "Mortgaged Property"):

          A.
          [(i) ## (#) [                ] aircraft consisting of the
          following principal components (the "Aircraft"):
               (a) ## (#) airframe(s); Manufacturer's Serial No. [  ];
               and United States Registration No. [  ] and;
               (b) ## (#) [      ] engines bearing, Manufacturer's
               Serial Nos. [ ] and [ ], respectively (each of which
               engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower), whether or not such engines shall be installed in or attached to any
               airframe;
               (c) ## (#) [    ] propellers bearing Manufacturer's
               Serial Nos. [ ] and [ ] (each of which is capable of absorbing at least 750 rated takeoff horsepower or the equivalent of such horsepower, whether or not such propellers shall be installed on or attached to any engine.]

          [ (ii)    ##  (#)   airframe(s);   Manufacturer's serial No.
          [         ]; and United States Registration NO. [       ]
          and;]

          [(iii)    ## (#) [                   ] engines bearing
          Manufacturer's Serial Nos. [ ] and [ ], respectively (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower), whether or not such engines shall be installed in or attached to any airframe;]

          [(iv) the spare parts listed below]

          [(v) ____________ dated _________, 19__ between the
          Borrower, as lessor and _______________ as lessee.]

          B. all parts, components, equipment, instruments, appliances, avionics, radio and radar devices, cargo handling systems and loose equipment that are incorporated or installed in or attached to said [Aircraft, Engine, Airframe or Spare Part], whether now owned or hereafter acquired by the Borrower; and

          C. all Records relating to any of the property described in paragraphs A and B above.

          TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

          This Supplement shall be construed as supplemental to the Mortgage and shall form a part of the Mortgage and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

     This Supplement is being delivered in the State of Pennsylvania.

          This Supplement may be executed by the Borrower and the Mortgagee in separate counterparts, each of which when so executed and delivered is an original, but all such counterparts shall together constitute but one and the same Supplement.

          AND, FURTHER, the Borrower hereby acknowledges that the Mortgaged Property has been delivered to the Borrower and is included in the property of the Borrower covered by all the terms and conditions of the Mortgage.

          IN WITNESS WHEREOF, the Borrower and the Mortgagee have each caused this Supplement to be duly executed, as of the day and year first above written.



                    WILLIS LEASE FINANCE CORPORATION


                    By:
                       -----------------------------
                    Name:
                    Title:

                    CORESTATES BANK, N.A.

                    By:
                       -----------------------------
                    Name:
                    Title:

                                  AMENDMENT NO. 2
                                         TO
                          MORTGAGE AND SECURITY AGREEMENT

     Amendment No. 2, dated June 5, 1998, (the "AMENDMENT") to the Mortgage and Security Agreement, dated as of June 27, 1997, (the "AGREEMENT") made by WILLIS LEASE FINANCE CORPORATION, a California corporation ("BORROWER") in favor of CORESTATES BANK, N.A., a national banking association (now First Union National Bank, successor by merger to CoreStates Bank, N.A. ("First Union")) which has been amended, supplemented and recorded by the Federal Aviation Administration as follows:

     Agreement and Mortgage Supplement No. 1 of the Borrower, dated June 27, 1997 were recorded by the Federal Aviation Administration on July 9, 1997, and assigned Conveyance No. H90651; and

     Mortgage Supplement No. 2 of the Borrower, dated June 30, 1997 was recorded by the Federal Aviation Administration on July 9, 1997, and assigned Conveyance No. H90653; and

     Mortgage Supplement No. 3 of the Borrower, dated July 28, 1997 was recorded by the Federal Aviation Administration on July 31, 1997, and assigned Conveyance No. GG011163; and

     Mortgage Supplement No. 4 of the Borrower, dated August 1, 1997 was recorded by the Federal Aviation Administration on August 20, 1997, and assigned Conveyance No. M32717; and

     Mortgage Supplement No. 5 of the Borrower, dated August 25, 1997 was recorded by the Federal Aviation Administration on December 11, 1997, and assigned Conveyance No. MM015328; and

     Mortgage Supplement No. 6 of the Borrower, dated September 29, 1997 was recorded by the Federal Aviation Administration on December 12, 1997, and assigned Conveyance No. MM015329; and

     Mortgage Supplement No. 7 of the Borrower, dated September 30, 1997 was recorded by the Federal Aviation Administration on October 6, 1997, and assigned Conveyance No. FF22634; and

     Amendment No. 1 to the Mortgage, dated November 18, 1997 was recorded by the Federal Aviation Administration on January 13, 1998, and assigned Conveyance No. P13938; and

     Mortgage Supplement No. 8 of the Borrower, dated November 20, 1997 was recorded by the Federal Aviation Administration on January 13, 1998, and assigned Conveyance No. P13939; and

     Mortgage Supplement No. 9 of the Borrower, dated December 2, 1997 was recorded by the Federal Aviation Administration on December 3, 1997, and assigned Conveyance No. Z02486; and

     Mortgage Supplement No. 10 of the Borrower, dated December 4, 1997 was recorded by the Federal Aviation Administration on December 9, 1997, and assigned Conveyance No. X133882; and

     Mortgage Supplement No. 11 of the Borrower, dated March 10, 1998 was recorded by the Federal Aviation Administration on March 18, 1998, and assigned Conveyance No. HH018194; and

     Mortgage Supplement No. 12 of the Borrower, dated March 16, 1998 was filed with the Federal Aviation Administration on March 16, 1998, but has not yet been recorded; and

     Mortgage Supplement No. 13 of the Borrower, dated March 19, 1998 was filed with the Federal Aviation Administration on March 19, 1998, but has not yet been recorded; and

     Mortgage Supplement No. 14 of the Borrower, dated March 26, 1998 was recorded by the Federal Aviation Administration on April 1, 1998, and assigned Conveyance No. T057072; and

     Mortgage Supplement No. 15 of the Borrower, dated April 2, 1998 was recorded by the Federal Aviation Administration on April 22, 1998, and assigned Conveyance No. BB26968; and

     Mortgage Supplement No. 16 of the Borrower, dated April 30, 1998 was filed with the Federal Aviation Administration on April 30, 1998, but has not yet been recorded; and

     Mortgage Supplement No. 17 of the Borrower, dated June 1, 1998 was filed with the Federal Aviation Administration on June 1, 1998, but has not yet been recorded; and

All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement as amended and supplemented prior to the date hereof.


                                PRELIMINARY STATEMENT

     WHEREAS, First Union and Borrower wish to amend the Agreement as set forth hereinafter,

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

     1.PREAMBLE OF THE AGREEMENT. The preamble is hereby amended and restated in its entirety to read as follows:

     "MORTGAGE AND SECURITY AGREEMENT, dated as of June 27, 1997, made by WILLIS LEASE FINANCE CORPORATION, a Delaware corporation (together with its successors and assigns, the "Borrower"), with its chief executive office and chief place of business at 2320 Marinship Way, Suite 300, Sausalito, CA 94965 in favor of FIRST UNION NATIONAL BANK, as Agent (together with its successors and assigns, the "Mortgagee").

     2. SECTION 6.02 OF THE AGREEMENT. This section is hereby amended such that the words "First Union National Bank, as Agent" shall be and hereby are inserted to replace the words "CoreStates Bank, N.A."


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

     3. AGENT CAPACITY. Pursuant to an amendment and restatement of the credit agreement between the Borrower and First Union dated June 2, 1998, First Union shall act as agent for itself and other banks named in said amended and restated credit agreement (as such may be amended, supplemented, or amended and restated in the future, together the "Credit Agreement") and not solely on its own behalf. To the extent necessary, First Union and the Borrower hereby agree that the existing interest of First Union as "Mortgagee" under the Agreement, as amended and supplemented, shall be deemed and is hereby assigned to First Union as "Mortgagee" and as Agent for itself and other banks as set forth in the Credit Agreement.

     4. COVENANTS. Willis hereby represents and warrants that it is in compliance and has complied with each and every covenant set forth in the Agreement, including but not limited to Article 3 thereof, on and as of the date hereof.

     5. CORPORATE AUTHORIZATION AND DELIVERY OF DOCUMENTS. First Union shall have received copies, certified as of the date hereof, of all action taken by Willis and any other necessary Person to authorize this Amendment and such other papers as First Union shall require.

     6. EFFECT OF AMENDMENT. This Amendment amends the Agreement only to the extent and in the manner herein set forth, and in all other respects the Agreement is ratified and confirmed.

     7. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their duly authorized representatives as of the date first above written.


                                   WILLIS LEASE FINANCE CORPORATION


                              By
                                 ------------------------------
                              Name:
                              Title:

                              FIRST UNION NATIONAL BANK
                              (successor by merger to CORESTATES BANK, N.A.), individually and as Agent


                              By
                                 ------------------------------
                              Name:
                              Title:

                                                                      EXHIBIT E

                            COMPLIANCE CERTIFICATE

     The undersigned, president of Willis Lease Finance Corporation does hereby certify that as of this date there exists no Event of Default as defined under the Credit Agreement dated June 12, 1997, as such has been amended from time to time (the "Credit Agreement"), between Willis Lease Finance Corporation and CoreStates Bank, N.A., or does there exist any event which notice or lapse of time or both would become an Event of Default. Further, the undersigned does hereby certify the accuracy of the attached analysis of the extent to which Willis Lease Finance Corporation is in compliance with the Financial Condition and Ratios set forth in Section 7 of the Credit Agreement.



                              ----------------------------
                              Name:     Charles F. Willis
                              Title:    President & CEO

DATE:
      -----------

                                                                       EXHIBIT F

                             DEPRECIATION POLICIES

This Exhibit was never finalized

                                                                       EXHIBIT G

               DESCRIPTION OF AIRCRAFT, ENGINES AND PROPELLERS

Airframes:     Two (2) de Havilland Dash 8-103 turboprop passenger aircraft bearing U.S. Registration Nos. N853MA and N854MA and
               Manufacturer's Serial Nos. 353 and 357.

Engines: Four (4) Pratt & Whitney Model PW121 aircraft engines bearing Manufacturer's Serial Nos. 120968, 121244, 121298 and 121179 or
               similar replacement engine.

Propellers:    Four (4) Hamilton Standard Model 14SF-7 four-blade propellers bearing Manufacturer's Serial Nos. 930310, 920913, 921018 and
               921211 or similar replacement propeller.

Spare Engines: Three (3) Pratt & Whitney Model PW120A aircraft engines bearing
               Manufacturer's Serial Nos. PC-E120140, PC-E120141 and PC-E120142.


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